SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement

|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|x|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant toss.240.14a-12

                              BREDA TELEPHONE CORP.
                (Name of Registrant as Specified In Its Charter)

               -------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|x|  No fee required.

|_|  Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)  and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------

     (5) Total fee paid:

     -------------------------------

|_|  Fee paid previously with  preliminary  materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------

     (3) Filing Party:

     -------------------------------

     (4) Date Filed:

     -------------------------------

April 27, 2001

Dear Shareholders:

     You are cordially invited to the annual meeting of Breda Telephone Corp. at the American Legion Hall located at 208 Main, Breda, Iowa, on Wednesday, May 16, 2001 at 7:30 p.m. Lunch will be served.

     In addition to this letter, you should find the following documents:

          1.   Notice of Annual Meeting

          2.   Proxy Statement

          3.   Ballot

          4.   Annual Report

          5.   Ballot envelopes

     One item on the ballot is the Ratification of Appointment of Auditors. Breda's Board of Directors has hired Kiesling Associates, LLP to perform the independent audit of Breda Telephone Corp. in 2001. Your vote in that section of the ballot means you either agree, disagree or have no opinion on the Board's action regarding Kiesling Associates, LLP. The other item on the ballot is the election of directors. There are three candidates for the two director positions that need to be filled at this year's annual meeting. Please complete your ballot and return it as instructed on the ballot.

     We encourage your attendance at the annual meeting. Some of the information mailed to you along with this letter will be covered at the annual meeting so please bring your package of information along to the meeting.

     We look forward to seeing you at the annual meeting as we share information on Breda Telephone Corp.

                                                Sincerely,


                                                /s/ Dean Schettler
                                                Dean Schettler
                                                President - Board of Directors

                              BREDA TELEPHONE CORP.

                           103 East Main, P.O. Box 190
                                Breda, Iowa 51436

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 16, 2001

Notice is hereby given that the Annual Meeting of Shareholders of BREDA TELEPHONE CORP. will be held at the American Legion Hall located at 208 Main, Breda, Iowa, on Wednesday, May 16, 2001 at 7:30 p.m., Breda local time, for the following purposes:

          1.   To elect two directors.

          2.   To ratify the appointment of auditors for the year 2001.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 9, 2001, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

Shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU WILL BE ABLE TO ATTEND THE MEETING IN PERSON, PLEASE DATE YOUR BALLOT, INDICATE YOUR CHOICE ON THE MATTERS TO BE VOTED UPON, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPES. IF YOU DO ATTEND THE MEETING AND DESIRE TO WITHDRAW YOUR BALLOT, YOU MAY DO SO.

THE BALLOT IS NOT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BREDA TELEPHONE CORP. THE BALLOT IS BEING TRANSMITTED TO SHAREHOLDERS BY BREDA
TELEPHONE CORP. IN ACCORDANCE WITH THE AMENDED AND RESTATED BYLAWS OF BREDA TELEPHONE CORP.

The accompanying Proxy Statement describes in more detail the matters to be acted upon at the meeting.

A copy of the Annual Report to Shareholders for 2000, including audited financial statements, is also enclosed.

                                        By Order of the Board of Directors


                                        /s/ Larry Daniel
                                        Larry Daniel
                                        Secretary
Breda, Iowa
April 27, 2000

                              BREDA TELEPHONE CORP.
                                  103 East Main
                                  P.O. Box 190
                                Breda, Iowa 51436

                                 PROXY STATEMENT

                  Annual Meeting of Shareholders, May 16, 2001

                               GENERAL INFORMATION

This Proxy Statement and the enclosed ballot are being provided by BREDA TELEPHONE CORP. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 16, 2001, at 7:30 p.m. at the American Legion Hall located at 208 Main, Breda, Iowa, and any adjournment or postponement thereof (the "Meeting"). When a ballot is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with the instructions contained in the ballot. This Proxy Statement and the accompanying ballot will be first mailed to shareholders on or about April 27, 2001. The cost of the distribution and handling of the ballots will be borne by the Company. The ballot is not solicited on behalf of the Board of Directors of the Company. The ballot is being transmitted to the shareholders by the Company in accordance with the Amended and Restated Bylaws of the Company.

                                VOTING SECURITIES

Only shareholders of record as of the close of business on April 9, 2001 will be entitled to notice of and to vote at the Meeting.

The Company has a single class of common stock, without par value ("Common Stock"). There were 37,021 shares of Common Stock outstanding on April 9, 2001. Those shares were held by approximately 608 different shareholders. Each shareholder is entitled to only one vote on each matter presented to shareholders, regardless of the number of shares of Common Stock held by the shareholder, with one exception regarding shareholders who previously held shares of the Company's Class A stock. Those shareholders have one vote for each share of former Class A stock previously held by them on February 28, 1995, and until one of the following occurs: the shareholder no longer receives service from the Company; the shareholder no longer resides in the Breda, Iowa or Lidderdale, Iowa telephone exchange area served by the Company; the shareholder dies; or the shareholder transfers the shareholder's shares to another person. As of April 9, 2001, there were 21 shareholders with multiple voting rights arising from their prior ownership of Class A stock, and they have one vote for each share of the former Class A stock previously held by them.

Any number of shareholders of the Company present in person or represented by proxy at the Meeting will constitute a quorum for the transaction of business at the Meeting, unless the representation of a different number is required by law, in which case the representation of the number so required shall constitute a quorum. Votes withheld for any matter, abstentions and broker-dealer non-votes represented at the Meeting will be counted for quorum purposes, but will not be counted as votes cast with respect to any matter to come before the Meeting and will not affect the outcome of any matter. If a quorum exists, directors will be elected by a plurality of the votes cast. Shareholder action on other matters, including appointment of the auditors, will be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number is required by law or the Company's Amended and Restated Articles of Incorporation.

Under the Company's Amended and Restated Bylaws, voting by shareholders on any question or in any election is required to be taken by written ballot. The Amended and Restated Bylaws also require that the written ballots be mailed by regular mail to all shareholders. The written ballots are to be accompanied by a self-addressed, stamped envelope. The envelopes are to be addressed to a post office box at the Carroll, Iowa post office. Any written ballots dropped off at the Company's offices prior to the corresponding shareholders meeting are delivered to that post office box, where practicable. The Company's Amended and Restated Bylaws also provide for a ballot committee of six individuals, comprised of two shareholders appointed by the Board of Directors on an annual basis, an accountant from the accounting firm doing the annual audit of the Company, legal counsel as appointed by the Board of Directors, and two other shareholders. The latter two shareholders appoint their own replacements for the next year. The ballot committee has sole control over the post office box and ballots, and is responsible for removing the ballots from the post office box and tallying the votes represented by the ballots. The results of the vote by the ballots have historically been determined prior to the meeting of the shareholders, and announced at the meeting. Given this practice, the Company does not call for votes of the shareholders at any meeting, and no vote of the shareholders will accordingly be taken at the Meeting. Shareholders are therefore strongly encouraged to timely mail their written ballots. Shareholders will, however, be permitted to present their ballots at the Meeting, and if you attend the Meeting and desire to withdraw your ballot, you may do so.

Given the requirement in the Company's Amended and Restated Bylaws that all voting by the shareholders be by written ballot and that all written ballots be mailed by regular mail to all shareholders prior to the meeting, no other shareholder action will be able to be taken at the Meeting, other than the election of directors and the ratification of the appointment of the Company's auditors for 2001, as discussed in this Proxy Statement.

                              ELECTION OF DIRECTORS

The Board of Directors of the Company consists of seven members, divided into three classes based upon the length of their term. Each member of the Board of Directors is elected to a three year term and until his or her successor is elected, and the terms of office of the directors are staggered so that three of the directors' terms expire in one year, two expire the next year, and two expire the following year. As discussed below, the terms of two directors will expire at the Meeting.

Each director must also be a shareholder of the Company, and a director will automatically cease to be a director if he or she sells or transfers all of his or her shares of Common Stock. Each director must also be at least 18 years old. Also, if a person has served for three consecutive terms as a director, that person must be off the Board for at least one year before the person can again be elected as a director.

The Company has established a nomination process for determining the nominees for directors of the Company. Under that process, a person meeting the qualifications set forth in the preceding paragraph can be nominated to serve as a director of the Company if at least three shareholders nominate that person and provide a nominating petition to the Company. The Company notified its shareholders by letter in February, 2001, that any one wishing to nominate themselves to serve as a director, or another shareholder to serve as a director, needed to submit a nominating petition to the Company by no later than March 31, 2001. Three individuals were nominated to serve as a director through this process. Those individuals are identified below.

Although the Board anticipates that all nominees will be able to serve, in the event any one or more nominees should be unable to do so, any vote for a nominee who, prior to election, is determined to be unable to serve, will not be counted and will not be cast for any other nominee.

Directors Continuing in Office

The following information is furnished for each person who will continue as a director following the Meeting.

Dean Schettler has been a director of the Company since April, 1997. His current term as a director will end at the annual shareholders meeting which is held in 2003. Mr. Schettler has been the President of the Company since April, 1998. He has been a director of each of the Company's subsidiaries since April, 1997, and the president of the subsidiaries since April, 1998. Mr. Schettler has been employed by Pella Corporation, Pella, Iowa, since August, 1986. He was a moulder technician until August, 1997. Since that time he has been a production coordinator. Pella Corporation is a window and door manufacturer. Mr. Schettler is 48 years old.

Roger Nieland was elected as a director of the Company at the annual shareholders meeting which was held in May, 2000, and his current term as a director will end at the annual shareholders meeting which is held in 2003. He has also served as a director of each of the Company's subsidiaries since May, 2000. Mr. Nieland is currently self-employed as a farmer, and has been for at least the last five years. Mr. Nieland has been a director of Iowa Ethanol Coop since September, 1994. Iowa Ethanol Coop organized the start-up of a corn milling plant in Glidden, Iowa. The corn milling plant operates under the name Iowa Corn Processors. Mr. Nieland has also served as a trustee for Wheatland Township, in Carroll County, Iowa. Mr. Nieland is 65 years old.

John Wenck has been a director of the Company since April, 1997. His current term as a director will end at the annual shareholders meeting which is held in 2003. He has also served as a director of each of the Company's subsidiaries since April, 1997. Mr. Wenck is currently self-employed as a farmer. He was also previously employed by the United Parcel Service as a delivery driver. Mr. Wenck is 62 years old.

Dave Grabner has been a director of the Company since April, 1999. His current term as a director will end at the annual shareholders meeting which is held in 2002. He has also served as a director of each of the Company's subsidiaries since April, 1999. Mr. Grabner is currently self-employed as an electrician, and has been for at least the last five years. He was also previously self-employed as a farmer. Mr. Grabner is 52 years old.

Clifford Neumayer has been the Vice-President and a director of the Company since April, 1996. His current term as a director will end at the annual shareholders meeting which is held in 2002. He has also served as a director and the vice-president of each of the Company's subsidiaries since April, 1996. Mr. Neumayer has been self-employed as a farmer since 1970. Mr. Neumayer is 52 years old.

Directors Who Will Not Continue in Office

Scott Bailey is also currently a director of the Company. His current term as a director will end at the Meeting, but Mr. Bailey is not pursuing re-election as a director. He has been a director of the Company since April, 1998. He has also served as a director of each of the Company's subsidiaries since April, 1998. He has been the Company's treasurer and the treasurer of the Company's subsidiaries since April, 1999. Mr. Bailey was the finance manager of marketing and sales for Pella Corporation, Pella, Iowa, from August, 1993, to September, 1995. He has been a controller for Pella Corporation since September, 1995 to the present. Pella Corporation is a window and door manufacturer. Mr. Bailey is 38 years old.

Nominees for Director

As indicated above, the terms of two directors will expire at the Meeting. Two directors accordingly need to be elected. The directors who are elected will serve until the annual meeting of the shareholders of the Company to be held in 2004. There are three nominees for those two director positions. The following paragraphs provide some information regarding those nominees.

Rick Anthofer is one of the nominees for election as a director. Mr. Anthofer has been the vice president of Breda Savings Bank, Breda, Iowa since 1999. He was an agricultural and commercial loan officer and an assistant vice president at Carroll Co. State Bank in Carroll, Iowa for approximately thirteen years prior to that time. Mr. Anthofer is 44 years old.

Larry Daniel is one of the nominees for election as a director. Mr. Daniel has been a director of the Company since April, 1995. He also has been the Secretary of the Company since April, 1995. He has also served as a director and the secretary of each of the Company's subsidiaries since April, 1995. Mr. Daniel is self-employed as a farmer, and he has been for at least the last five years. Mr. Daniel is 58 years old.

Charles (Chuck) Thatcher is also a nominee for election as a director. Mr. Thatcher has been an owner of Midwest Wholesale Building Products in Carroll, Iowa for approximately the last sixteen years. Midwest Wholesale Building Products is a wholesaler/retailer of lumber, building products and materials. Mr. Thatcher is 49 years old.

Directors of the Company's Subsidiaries

The directors of the Company have historically also served as the directors for the Company's five direct and indirect wholly owned subsidiaries. The nominees who are elected to serve as a director of the Company will accordingly also be elected by the Company or the applicable subsidiary of the Company to serve as a director of each of those five subsidiaries.

Committees of the Board of Directors

The Board of Directors does not have any standing Audit, Nominating or Compensation Committee, or any other committees performing similar functions.

Meetings of the Board of Directors

The Board of Directors held a total of 13 meetings during 2000. All directors attended at least 75% of those meetings.

Compensation of the Board of Directors

All of the Company's directors currently receive $100 for each regular, special and conference call meeting of the Board of Directors. The vice-president, secretary and treasurer of the Company also currently receive an additional $25 for each regular, special and conference call meeting of the Board, and the president of the Company receives an additional $50 per meeting. Those payments are made to those individuals in their capacities as directors, and are based upon their additional duties at the meetings of the Board.

All of the Company's directors also currently receive $125 per day for all day meetings of the Board.

All of the Company's directors also currently receive $125 for each outside meeting attended by a director which lasts over 3 hours. The directors receive one-half of the regular meeting rate for each outside meeting which lasts less than three hours. Outside meetings are not formal meetings of the Board of Directors. Examples of outside meetings include conventions and city council meetings.

The Company's directors are also reimbursed for mileage and for any expenses paid by them on account of attendance at any meeting of the Board or other meetings attended by them in their capacity as a director of the Company.

The Company's directors may also receive internet access from the Company or its subsidiaries at no cost. The current estimated yearly value of internet access is $300.

Executive Officers of the Company

The executive officers of the Company are elected annually by the Board of Directors at its annual meeting, and hold office until the next annual meeting of the Board of Directors and until their successors are chosen. Any officer may be removed by the Board of Directors at any time, with or without cause. Each officer must also be a director and a shareholder of the Company. The officers of the Company as of the time of the mailing of this proxy statement are identified in the above discussion of the directors of the Company. The officers of the Company have historically also served as the officers for each of the Company's five direct and indirect wholly owned subsidiaries.

Significant Employees

The Company has two employees who the Company believes make a significant contribution to its business. Those employees are Robert J. Boeckman and Jane A. Morlok.

Mr. Boeckman has been employed by the Company in various capacities since May, 1982. Prior to January, 1995, he was the Company's assistant manager. He has been the Manager of the Company since January, 1995. He was also given the title of Chief Operating Officer in March, 1998. Mr. Boeckman is 40 years old.

Ms. Morlok became the Co-Manager of the Company on March 30, 1998. Her current title is Chief Financial Officer. Ms. Morlok was the Assistant Administrator/CFO of Manning Regional Healthcare Center in Manning, Iowa from July, 1987 until March, 1998. Her responsibilities in that position included budgeting, reimbursement and rate setting for the hospital and nursing home run by the Manning Regional Healthcare Center, as well as daily general ledger operations and IRS filings. She also provided similar services to several other affiliated corporations. Ms. Morlok is 47 years old.

The Company entered into a new employment agreement with both Mr. Boeckman and Ms. Morlok on April 1, 2000. Ms. Morlok's prior employment agreement with the Company had terminated on March 30, 2000. Mr. Boeckman's prior employment agreement with the Company would not have terminated until December 31, 2000, but the Board of Directors of the Company believed it was appropriate to enter into a new employment agreement with Mr. Boeckman at that time. The Company is currently negotiating a new employment agreement with both Mr. Boeckman and Ms. Morlok. No break in service is anticipated for either Mr. Boeckman or Ms. Morlok.

Mr. Boeckman. Under the terms of Mr. Boeckman's employment agreement, he is employed in the capacity of chief operating officer of the Company. Mr. Boeckman is responsible for the day-to-day operations of the Company under his employment agreement.

Mr. Boeckman's employment agreement was to have terminated by its terms on March 31, 2001. As noted above, however, the Company is currently negotiating a new employment agreement with Mr. Boeckman. Until that agreement is entered into, the Company intends to continue its employment of Mr. Boeckman under the terms of the existing employment agreement.

The employment agreement will terminate 13 weeks after Mr. Boeckman is determined to be totally disabled. The employment agreement may also be terminated by the Company at any time, without cause, by giving 30 days prior written notice to Mr. Boeckman, but in that circumstance Mr. Boeckman shall be paid on the date of termination a severance allowance equal to the amount remaining to be paid to him under the employment agreement. Mr. Boeckman may also terminate the employment agreement at any time, by giving 60 days notice to the Company. The employment agreement may also be terminated by the Company, for cause, upon five days written notice to Mr. Boeckman.

Mr. Boeckman's annual salary under the employment agreement is $80,000. Mr. Boeckman also receives various other benefits under the employment agreement, including health insurance, life insurance, disability insurance, a clothing allowance, free local telephone service and free basic cable service. The Company also contributes an amount equal to 8.6% of Mr. Boeckman's annual gross salary to the defined benefit retirement and security program which is sponsored by the National Telephone Cooperative Association. The Company also provides Mr. Boeckman with the pre-retirement death benefit that is available through the National Telephone Cooperative Association. Mr. Boeckman is also reimbursed for all reasonable and necessary expenses incurred in carrying out his duties under the employment agreement. The employment agreement also contemplates that Mr. Boeckman may receive bonuses based upon his performance rating as determined by the Board of Directors of the Company.

Ms. Morlok. Ms. Morlok's employment agreement is similar to Mr. Boeckman's employment agreement, including the fact that it was to have terminated by its terms on March 31, 2001. As noted above, however, the Company is currently negotiating a new employment agreement with Ms. Morlok. Until that agreement is entered into, the Company intends to continue its employment of Ms. Morlok under the terms of the existing employment agreement.

The primary differences between Ms. Morlok's employment agreement and Mr. Boeckman's employment agreement are as follows:

     o    Ms.  Morlok's  capacity  under  her  employment   agreement  is  chief
          financial officer.

     o Ms. Morlok has a different annual salary under her employment agreement.

     o Ms. Morlok is not entitled to receive a severance payment in the event her employment under the employment agreement is terminated by the Company without cause.

     o Ms. Morlok's employment agreement does not provide that she may terminate the employment agreement at any time, by giving 60 days notice to the Company.

The Company does not have any written employment agreements with any officers or any other employees.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership, as of April 9, 2001, of the Company's Common Stock by each of the directors, director nominees and executive officers and by the Chief Operating Officer of the Company, and by the directors, executive officers and Chief Operating Officer as a group:

          Name and Address of                            Number of Shares
            Beneficial Owner                     Ownership      Percent of Class
          -------------------                    ---------      ----------------

          Dean Schettler                              30              .08%
          16326 120th St
          Breda, Iowa 51436

          Clifford Neumayer                          181              .49%
          11846 Ivy Avenue
          Breda, Iowa 51436

          Larry Daniel                                 2             .005%
          15731 Robin Avenue
          Glidden, Iowa 51433

          John Wenck                                   6              .02%
          23909 140th St
          Carroll, Iowa 51401

          Scott Bailey                                20              .05%
          12424 120th Street
          Breda, Iowa 51436

          Dave Grabner                                55*             .15%
          11098 130th Street
          Breda, Iowa 51436

          Roger Nieland                               67              .18%
          13312 Eagle Avenue
          Breda, Iowa 51436

          Charles Thatcher                             2**           .005%
          15053 Granite Ave
          Breda, Iowa 51436

          Rick Anthofer                                3             .008%
          301 N. 4th Street
          P.O. Box 172
          Breda, Iowa 51436-0172

          Robert Boeckman                             30              .08%
          23678 150th Street
          Carroll, Iowa 51401

          All directors, executive officers
          and the chief operating officer
          as a group (8 persons)                     391             1.06%

          *    One of these shares is held by Mr. Grabner's spouse.
          **   One of these shares is held by Mr. Thatcher's spouse.

To the Company's knowledge, no person is the beneficial owner of more than 5% of the Company's Common Stock.

                       EXECUTIVE COMPENSATION AND BENEFITS

The following summary compensation table shows the compensation paid by the Company to Robert J. Boeckman, the Company's Chief Operating Officer, in the 2000, 1999 and 1998 fiscal years. Mr. Boeckman's services as the Chief Operating Officer of the Company are similar to those normally provided by a chief executive officer of an Iowa corporation.

                           Summary Compensation Table

            Name and                                          Other Annual      All Other
            Position            Year    Salary(1)    Bonus   Compensation(2)  Compensation(3)
            --------            ----    ---------    -----   --------------   ---------------
     Robert J. Boeckman,        2000     $80,000    $ 2,000      $ 1,890          $15,703
     Chief Operating Officer    1999     $74,159    $   -0-      $   617          $14,568
                                1998     $70,700    $ 2,000      $ 4,737          $13,951

     (1) This amount includes a contribution by Mr. Boeckman of 3% of his annual gross salary pursuant to the Company's defined benefit retirement and security program, which is sponsored by the National Telephone Cooperative Association. As a condition of participation in that program, Mr. Boeckman must contribute a minimum of 3% of his annual gross salary. See also the "All Other Compensation" column above.

     (2) This amount includes payments to Mr. Boeckman by the Company from a fund established by the Company based upon sales of cell phones. The fund is allocated equally among the employees employed at the Company's and Westside Independent Telephone Company's offices. All employees share in the fund even if they are not involved in the sale of cell phones. Mr. Boeckman is not involved in those sales. The amount also includes a yearly clothing allowance and the estimated yearly value of services provided to Mr. Boeckman by the Company or its subsidiaries at no cost. Those services are local telephone service, basic cable service, internet access, and cellular phone service.

     (3) This amount represents contributions by the Company on behalf of Mr. Boeckman to the Company's defined benefit retirement and security program, which is sponsored by the National Telephone Cooperative Association. The program requires the Company to contribute an amount equal to 8.6% of Mr. Boeckman's annual gross salary. See also footnote 1 above regarding Mr. Boeckman's contributions to the program. This amount also includes a long term disability contribution of 1.12% of salary and employer-paid premiums on health, life and accidental death and dismemberment insurance.

Dean Schettler is the President of the Company. No information is provided for Mr. Schettler in the above Summary Compensation Table because he does not receive compensation in his capacity as the President of the Company. Mr. Schettler does receive compensation for his services as a director of the Company. The compensation payable to directors is discussed above.

No officer's or employee's total annual salary, bonus and other annual compensation exceeded $100,000 during any of the 1998, 1999 or 2000 fiscal years.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed the accounting firm of Kiesling Associates, LLP to act as independent auditors for the Company during 2001 and is requesting ratification by the shareholders. The Company knows of no direct or material indirect financial interests of Kiesling Associates, LLP in the Company. Representatives of Kiesling Associates, LLP are expected to be present at the Meeting and may make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                                   AUDIT FEES

The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-QSB for that fiscal year, were $73,725.00. All of such fees were paid to Kiesling Associates, LLP.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

Kiesling Associates, LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

                                 ALL OTHER FEES

The aggregate fees billed by Kiesling Associates, LLP for services rendered to the Company, other than for the services described above under "Audit Fees", for the fiscal year ended December 31, 2000, were $53,017.00. The majority of these fees were for general business consulting.

The Board of Directors has considered whether the provision of those services is compatible with maintaining Kiesling Associates, LLP's independence.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

To be included in the proxy statement and written ballot for the 2002 annual meeting of the shareholders, shareholder proposals intended to be presented at that meeting must be received by the Company at its principal office no later than December 28, 2001, and must otherwise be in compliance with applicable securities laws.

                                  OTHER MATTERS

Management does not know of any matters to be presented at the Meeting other than those stated above. As discussed in the Section above entitled "Voting Securities," given the requirement that all voting by the shareholders must be by written ballots which have been mailed to the shareholders prior to the meeting at which the action is to be taken, no other matters can be properly acted upon by the shareholders at the Meeting.

A copy of the Annual Report to Shareholders for 2000 is mailed to shareholders together with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement and is not to be considered proxy soliciting material.

                                   By order of the Board of Directors,


                                   Larry Daniel
                                   Secretary
Breda, Iowa
April 27, 2000

                              BREDA TELEPHONE CORP.

                               2000 ANNUAL REPORT

                                       TO

                                  SHAREHOLDERS

     This annual report is being provided to all of the shareholders of Breda Telephone Corp. ("Breda") in connection with the annual meeting of the shareholders which will be held at the American Legion Hall located at 208 Main, Breda, Iowa, on Wednesday, May 16, 2001, at 7:30 p.m. This annual report is not incorporated into the proxy statement and is not proxy soliciting material.

Cautionary Statement on Forward Looking Statements.

     Certain statements in this annual report are forward looking statements that involve and are subject to various risks, uncertainties and assumptions. Forward looking statements include, but are not limited to, statements with respect to anticipated future trends in revenues and net income, projections concerning operations and cash flow, growth and acquisition opportunities, management's plans and intentions for the future, and other similar forecasts and statements of expectation. Words such as "expects," "estimates," "plans," "anticipates," "contemplates," "predicts," "intends," "believes," "seeks," "should," "thinks," "objectives" and other similar expressions or variations thereof are intended to identify forward looking statements. Forward looking statements made by Breda and its management are based on estimates, projections, views, beliefs and assumptions made or existing at the time of such statements and are not guarantees of future results or performance. Breda disclaims any obligation to update or revise any forward looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

     Actual future performance, outcomes and results may differ materially from those expressed in forward looking statements as a result of numerous and varied risks, uncertainties and assumptions, nearly all of which are beyond the control of Breda and its management. The risks, uncertainties and assumptions affecting forward looking statements include, but are not limited to:

     o the possible adverse effects to Breda and its subsidiaries which may arise under the regulations which will be promulgated under the Telecommunications Act of 1996, including increased competition;

     o adverse changes by the Federal Communications Commission to the access charge rates that can be charged by Breda and its subsidiaries to long distance carriers;

     o technological advances in the telecommunications and cable industries which may replace or otherwise adversely affect in a material way the existing technologies utilized by Breda and its subsidiaries;

     o    employee relations;

     o    management's business strategies;

     o    general  industry   conditions,   including   consolidations   in  the
          telecommunications and cable industries;

     o general economic conditions at the national, regional and local levels;

     o    acts or omissions of competitors and other third parties;

     o    changes in or more governmental laws, rules, regulations or policies;

     o reductions in or other changes to governmental programs assisting or affecting the telecommunications and cable industries, and in particular programs which aid providers of those services to rural areas; and

     o    continued availability of financing, and on favorable terms.


                             DESCRIPTION OF BUSINESS

General.

Breda is an Iowa corporation with its principal offices in Breda, Iowa.

Breda's principal business is providing telephone services. Telephone services are also provided by two of Breda's wholly owned subsidiaries, Prairie Telephone Company, Inc. ("Prairie Telephone") and Westside Independent Telephone Company ("Westside Independent"). A total of seven Iowa towns and their surrounding rural areas currently receive telephone services from Breda, Prairie Telephone or Westside Independent.

Another   of   Breda's   wholly   owned   subsidiaries,    Tele-Services,   Ltd.
("Tele-Services"), provides cable television services to eighteen towns in Iowa and one town in Nebraska.

Breda's and its subsidiaries' telephone and cable television businesses are discussed in more detail below. Some of the other miscellaneous business operations of Breda and its subsidiaries are also briefly discussed below.

Local Exchange Carrier Services.

Breda, Prairie Telephone and Westside Independent provide telephone services to the following seven Iowa towns and their surrounding rural areas:

     o    Breda, Iowa                        o    Pacific Junction, Iowa

     o    Lidderdale, Iowa                   o    Yale, Iowa

     o    Macedonia, Iowa                    o    Westside, Iowa.

     o    Farragut, Iowa


Breda provides services to Breda, Lidderdale and Macedonia. Prairie Telephone provides services to Farragut, Pacific Junction and Yale. Westside Independent provides services to Westside. The surrounding rural areas that are served are those within approximately a ten mile to fifteen mile radius of each of the towns.

All of the towns are in central and southern Iowa.

The primary services provided by Breda, Prairie Telephone and Westside Independent are providing their subscribers with basic local telephone service and access services for long distance calls outside the local calling area. As of December 31, 2000, they were serving approximately 2,714 telephone numbers and related access lines. Breda, Prairie Telephone and Westside Independent derive their principal revenues from providing these services.

They also provide other telephone related services. For example, they sell and lease telephone equipment to their subscribers, provide inside wiring and other installation, maintenance and repair services to their subscribers, and provide custom calling services to their subscribers. They also derive revenues from providing billing and collection services for some long distance carriers for the long distance calls made by their subscribers.

Revenues are also generated from sales of cellular phones and related service packages. For example, Breda has an agency agreement with U.S. Cellular which allows Breda to sell cellular phones to the public. Breda receives commission revenues on those sales. U.S. Cellular has recently notified Breda that it wishes to terminate the agreement effective May 31, 2001. U.S. Cellular is, however, also proposing a new agreement. Breda has not yet determined the impact, either positive or negative, of the proposed new agreement. Breda does, however, currently desire to continue to be an agent for U.S. Cellular.

Telephone services providers like Breda, Prairie Telephone and Westside Independent are subject to competition from other providers. As a result of the Telecommunications Act of 1996, telephone companies are no longer afforded exclusive franchise service areas. Under that Act, competitors can now offer telephone services to Breda's, Prairie Telephone's and Westside Independent's
subscribers, and also request access to their lines and network facilities in order to offer any type of service that can be provided through those lines and facilities. The Act contemplates that various regulations will be promulgated by the FCC and state regulatory agencies to implement various parts of the Act, such as regulations setting out the procedures and methodologies for implementing and promoting competition in the telephone industry. Some of those regulations had still not been finalized at the time of the preparation of this annual report, and some legal and court actions have been taken by some regulators and others in the telephone industry challenging some aspects of some of the proposed regulations and procedures. Until those regulations are finalized, it is not possible to predict how the Telecommunications Act of

1996 may affect Breda, Prairie Telephone, Westside Independent and their telephone businesses. The regulations could, however, have a material adverse effect, and the Act does open up Breda, Prairie Telephone and Westside Independent to competition that they were not subject to in the past.

There are numerous telephone companies which have filed to provide telephone services throughout all of Iowa. If any of those companies choose to provide service in any of Breda's, Prairie Telephone's or Westside Independent's service areas, there would be a reduction in revenue. To date, however, no company has chosen to compete in any of Breda's, Prairie Telephone's or Westside Independent's service areas. Breda does not know the plans of any companies, but Breda currently believes the possibility of any company entering any of those service areas in the near future is small.

Although competition is permitted, Breda, Prairie Telephone and Westside Independent currently do not, as indicated above, have direct competition in providing basic local telephone service in their existing service areas. They do, however, experience competition in providing access services and other services to long distance carriers. For example, they experience competition in providing access services for long distance carriers when their subscribers use private line transport, switched voice and data services, microwave, or cellular or personal communications service. In those cases, the subscriber is not using Breda's, Prairie Telephone's or Westside Independent's networks or switches, so they cannot charge access charges to the long distance carrier. Various other competitors and forms of competition are also likely to arise in the future as technological advances occur in the telecommunications and cable industries.

Some of the cellular ventures in which Breda, Prairie Telephone and Westside Independent have invested provide cellular services in the telephone exchange areas serviced by them. As indicated in the preceding paragraph, cellular services are competitive with the telephone services provided by Breda, Prairie Telephone and Westside Independent. Breda does not believe, however, that investments in cellular ventures are inconsistent or in conflict with Breda's, Prairie Telephone's or Westside Independent's overall business. Breda also believes those investments are one method of attempting to diversify across the various telecommunications technologies which were available at the time of the preparation of this annual report.

Breda, Prairie Telephone and Westside Independent also experience competition in providing billing and collection services to long distance carriers. The competition is from third parties who provide similar services. The long distance carriers are also starting to provide their own billing and collection services, rather than contracting for those services with others like Breda, Prairie Telephone and Westside Independent. Directory advertising is also now subject to competition because the Telecommunications Act of 1996 prohibits Breda, Prairie Telephone and Westside Independent from requiring exclusive listings in their phone books. Breda, Prairie Telephone and Westside Independent face competition in the sale and lease of telephone, cellular and related equipment because there are numerous competitors who sell and lease telephone, cellular and related equipment. Breda, Prairie Telephone, Westside Independent and BTC, Inc. also face competition in providing internet access, and Breda contemplates that the competition in that area will increase. (BTC, Inc. is a subsidiary of Prairie Telephone and is discussed below.)

For example, Breda has been experiencing price-point competition for Internet services from Iowa Telecom in three communities since late fourth quarter 2000. Breda had been the sole provider of Internet services in those communities until that time. Iowa Telecom purchased the telephone exchanges for those communities in 1999 and began operating them on June 1, 2000. In late 2000, Iowa Telecom expanded the services offered in those communities to include Internet services and at a lower price than is offered by Breda. Breda has investigated and continues to explore re-engineering options and other help-desk and underlying Internet service provider options that would reduce Breda's costs in order to allow Breda to compete at a lower price point for Internet services, but Breda has lost Internet customers in the three communities. Breda's recent overall Internet growth has, however, remained strong as discussed later in this annual report. Breda is presently also negotiating, along with two other telecommunication providers, to purchase an equity interest in an internet service provider in order to attempt to lower Breda's underlying Internet costs.

The cellular ventures in which Breda, Prairie Telephone and Westside Independent have invested face competition in providing cellular services and equipment from various competitors offering cellular and personal communications services.

The competition in all of the areas mentioned in the three preceding paragraphs is based primarily on cost, service and experience.

The primary regulators of Breda's, Prairie Telephone's and Westside Independent's telephone services are the Iowa Utilities Board (the "IUB") and the Federal Communications Commission (the "FCC"). The regulation of those services by the IUB and the FCC is discussed later in this annual report.

Broadcast Services.

Tele-Services owns and operates the cable television systems in the following eighteen Iowa towns:


o    Arcadia             o    Grand Junction           o    Riverton

o    Auburn              o    Hamburg                  o    Sidney

o    Bayard              o    Lohrville                o    Tabor

o    Breda               o    Malvern                  o    Thurman

o    Churdan             o    Neola                    o    Treynor

o    Farragut            o    Oakland                  o    Westside

Tele-Services also owns and operates the cable television system for the town of Beaver Lake,

Nebraska.

As of December 31, 2000, Tele-Services was providing cable television services to approximately 3,448 subscribers.

Tele-Services derives its principal revenues from monthly fees which are charged to its cable subscribers for basic and premium cable services provided to those subscribers.

Tele-Services provides cable services to each of the towns pursuant to franchises or agreements with each of those towns.

The Telecommunications Act of 1996 also applies to cable services provided by local exchange carriers ("LECs"). The Act eliminates the prohibition on LEC provision of video programming in its service area. LECs and others may offer video programming under regulations that vary according to the type of video service being provided (radio-based, common carriage, cable TV systems, or open video systems). Under the Act, regulation is lifted for cable programming, for a basic service tier that was the only service subject to regulation on December 31, 1994, in any franchise area in which the operator services 50,000 or fewer subscribers.

The Act provides several exceptions for acquisitions and joint ventures (which to a large extent are prohibited) for certain small and rural systems. These exceptions are based on annual operating revenues, number of cable subscribers served, location of the cable subscribers served, and common ownership or control issues with any of the 50 largest cable TV system operators in existence on June 1, 1995, and if the cable system operates in a television market not in the top 100 television markets as of June 1, 1995.

A LEC may obtain, upon agreement with a cable TV operator on rates, terms, and conditions, the use of the transmission facilities of a cable system extending from the last multi-user terminal to the premises of the end user, if such use is reasonably limited in scope and duration, as determined by the FCC. The Act also permits a LEC to acquire or joint venture under different terms and conditions in cases where the subject market meets the FCC's definition of "competitive." Finally, the FCC may waive the acquisition and joint venture prohibitions if it determines the economic viability of the market merits such or that to do so would otherwise be in the public interest, and the local franchising authority approves.

Breda currently contemplates, however, that any competition in the cable industry arising as a result of the Telecommunications Act of 1996 may occur at a slower pace than will be the case for telephone services providers, in particular in rural areas like those served by Tele-Services.

Tele-Services' franchises or agreements with the towns do not grant Tele-Services the exclusive right to provide cable services in the towns, and other cable service providers can provide cable services in the towns. There currently are not, however, any other cable service providers in any of the towns. Although difficult to predict, Tele-Services currently does not contemplate any competitor coming into the towns given, among other things, the smaller size of the towns and the costs to expand into them.

As indicated, although cable services providers like Tele-Services are subject to competition from other providers, Tele-Services currently does not have direct competition from other cable services providers in the towns Tele-Services now services. There is, however, competition in other forms. For example, Tele-Services experiences strong competition from wireless and satellite dish providers. As discussed later in this annual report, that competition has been increasing in recent years. Various other competitors and forms of competition are also likely to arise in the future as technological advances occur in the telecommunications and cable industries.

Tele-Services is regulated by the FCC. The rules and regulations of the FCC primarily relate to general operational and technical issues, and they do not affect rates or expansions of service areas. Tele-Services' cable services are also regulated in the sense that those services are, as noted above, provided pursuant to franchises or agreements with each of the towns in which Tele-Services currently provides cable services.

Internet Service Provider.

Breda, Prairie Telephone and Westside Independent also provide internet access through their telephone lines to subscribers desiring that access. They were providing internet access to approximately 481 subscribers as of December 31, 2000. Internet access is also provided by BTC, Inc. ("BTC") in some areas which are outside of the telephone exchange areas currently served by Breda, Prairie Telephone and Westside Independent. The area served by BTC is currently limited to Carroll, Iowa and various communities surrounding Carroll, Iowa. BTC provided internet access to approximately 1,864 subscribers as of December 31, 2000. BTC is a wholly owned subsidiary of Prairie Telephone.

Breda, Prairie Telephone and Westside Independent are providing dial-up and high speed Internet access to their customers. Breda anticipates that there will continue to be competitive pressure to lower the dial-up rates. Breda also anticipates that the number of potential customers will continue to increase and that Internet customers will continue to demand higher Internet speed. Breda is leasing trunks from Qwest and Iowa Telecom and is exploring ways to reduce its monthly Internet costs. This may result in some additional capital expense, but it is hoped that those capital expenses will be offset by lower monthly costs to provide the Internet services. Breda is also considering changing its underlying internet service provider, with the hope being that such a change could also result in cost savings. Breda has also been in contact with the National Rural Telephone Cooperative to provide wireless two-way Internet access via satellite.

BTC was organized primarily to explore the possibility of becoming a competitive local exchange carrier in some Iowa communities which are not served by Breda, Prairie Telephone or Westside Independent. No firm decision has been made as to whether BTC will ever attempt to provide telephone services, however, and BTC cannot provide any telephone services in the state of Iowa without first receiving a certificate of public convenience and necessity from the IUB and filing the necessary tariffs and providing required notices. BTC would also need to raise significant additional capital and/or obtain third party financing before BTC would be able to finance the construction and start up of a new telephone business.

BTC does provide internet access, as discussed above. BTC also leases part of its business location in Carroll, Iowa to Breda for a retail store for the sale and lease of telephone, cellular and related equipment and merchandise. The store opened for business in April, 2000.

Other.

Pacific Junction Telemarketing Center, Inc. is a wholly owned subsidiary of Prairie Telephone. Pacific Junction provides telemarketing services, and the telemarketing calls made by Pacific Junction are intended to provide a major source of access charge revenues for Breda. Any difficulties with or reductions in the number of telemarketing calls made by Pacific Junction therefore adversely affect the access charge revenues of Breda, Prairie Telephone and Westside Independent.

It is common in the industry for small telemarketing firms like Pacific Junction to contract with a vendor who solicits calling lists and programs from major companies. Pacific Junction's vendor was Aegis, but Pacific Junction terminated its relationship with Aegis in May, 1999, because Aegis began operating its own calling centers and did not have a surplus of numbers to contract out to smaller telemarketing firms. Pacific Junction then contracted with Results Telemarketing, Inc. to provide telemarketing calling leads. Results Telemarketing, Inc., however, also has its own telemarketing centers, and has struggled to provide a continuous supply of telemarketing numbers to Pacific Junction. Also, the telemarketing industry as a whole has experienced a downturn in companies using telemarketing services in their telemarketing programs. Pacific Junction is therefore soliciting free-lance work and new vendor contracts. Pacific Junction does not, however, expect the next twelve months to show any increase in the number of telemarketing calls or in telemarketing revenue.

Miscellaneous Business.

Breda and some of its subsidiaries are also engaged in other miscellaneous businesses.

Breda and Prairie Telephone have purchased spectrum from Iowa Wireless Inc. for providing personal communications services in the Breda, Lidderdale and Yale telephone exchange areas. Spectrum is bandwidth allocated by the FCC to provide data and voice communication. The bandwidth of a transmitted communications signal is a measure of the range of frequencies the signal occupies. In the communications industry, this measurement is defined as megahertz. Iowa Wireless Inc. held the 30 MHz license for the Breda, Lidderdale and Yale telephone exchange areas, and Breda and Prairie Telephone purchased 10 MHz licenses for those areas from Iowa Wireless Inc. on March 26, 1999. They purchased 10 MHz licenses because that was the only license being offered by Iowa Wireless Inc. at that time.

Each independent telephone company in Iowa had first opportunity to purchase the spectrum in its local exchange areas for $3.50 per pop (population). Prairie Telephone purchased its Yale exchange pops at $3.50 each, for a total of $2,051. Breda purchased its Breda and Lidderdale exchange pops at $3.50 each, totaling $5,383.

A limited liability company was formed on October 21, 1999, by some of the independent telephone companies who were eligible and desired to own spectrum to provide personal communications services in the areas that were close to their own local exchange areas. The companies included Prairie Telephone and the telephone companies for the Casey, Menlo, and Panora, Iowa, areas. The limited liability company was named the Guthrie Group, L.L.C., and Prairie Telephone purchased 100 units in Guthrie Group, L.L.C. for $10,000. The personal communications services licenses owned by Prairie Telephone and the other independent telephone companies which became members of Guthrie Group, L.L.C. will not be included in the Guthrie Group, L.L.C. Guthrie Group, L.L.C. has, however, acquired spectrum for some telephone exchange areas located in Guthrie County, Iowa. Guthrie Group, L.L.C. does not, however, contemplate offering any personal communications services in any of the areas where it has acquired spectrum for at least 1 to 3 years.

A limited liability company was formed by Breda and two other independent telephone companies in August of 2000, under the name Carroll County Wireless, L.L.C. Breda and the two other independent telephone companies who are members of Carroll County Wireless, L.L.C. have sold their respective personal communications services licenses to Carroll County Wireless, L.L.C. at their cost. The transfer of those licenses will occur after all necessary FCC approvals have been obtained. Breda anticipates that those approvals will be obtained within the next 6 months. Breda and the other two members of Carroll County Wireless, L.L.C. have also each made capital contributions of approximately $26,391 to Carroll County Wireless, L.L.C. Carroll County Wireless, L.L.C. utilized those capital contributions to purchase personal communications services licenses that were available for various areas in Carroll County, Iowa and to pay various organizational and start-up costs. Some of those funds were also used to purchase the personal communications services licenses from Breda and the other two members, as discussed above. Once the transfer of Breda's and the two other members' licenses to Carroll County Wireless, L.L.C. are completed, Carroll County Wireless, L.L.C. will own personal communications services licenses for nearly all of Carroll County, Iowa. It is not contemplated, however, that Carroll County Wireless, L.L.C. will begin to offer personal communications services for at least 1 to 3 years.

Personal communications service ("PCS") is a relatively new area in the telecommunications industry. It is a wireless voice and data service somewhat similar to cellular telephone service, but emphasizing personal service and extended mobility. It is sometimes referred to as digital cellular (although cellular systems can also be digital). Like cellular, PCS is for mobile users and requires a number of antennas to blanket an area of coverage. As a user moves through and between service areas, the user's phone signal is picked up by the nearest antenna and then forwarded to a base station that connects to the wired network. The phone itself is slightly smaller than a cellular phone. The "personal" in PCS is intended to evidence a distinction between PCS and cellular by emphasizing that PCS is designed to provide greater user mobility. Cellular service, on the other hand, was designed primarily for car phone use with transmitters emphasizing coverage of highways and roads. PCS is being introduced first in highly urban areas for large numbers of users.

PCS generally requires more cell transmitters for coverage, but has the advantage of fewer blind spots. Technically, cellular systems in the United States operate in the 824-849 megahertz (MHz) frequency bands; while PCS operates in the 1850-1990 MHz bands. Several technologies are used for PCS in the United States, including Cellular Digital Packet Data and Global System for Mobile communication. Global System for Mobile is more commonly used in Europe and elsewhere, and is the technology that is being employed by Iowa Wireless Inc. Although difficult to predict, personal communications services may become very important in the future and may be highly competitive with current cellular services. Breda and Prairie Telephone have not made any firm decision on whether they will ever offer any personal communications services, and, as indicated above, Breda has transferred the personal communications services licenses it holds for its Breda and Lidderdale exchange areas to Carroll County Wireless, L.L.C. Breda itself may therefore never directly offer any personal communications services. Breda and Prairie Telephone do not, in any event, contemplate offering any personal communications services for at least one to three years, primarily because those services must first be available in surrounding areas before Breda and Prairie Telephone can provide those services.

Breda, Prairie Telephone and Westside Independent do not currently own spectrum for all of the telephone exchange service areas currently serviced by them, and there is no guarantee that they will be able to acquire spectrum for all of those areas. Also, Breda, Prairie Telephone and Westside Independent will face competition in providing personal communications services because no exclusive rights can be acquired with respect to that technology.

Revenues may also arise from investments in other entities which provide cellular phone services or which invest in other cellular phone or telecommunications ventures. Some of those investments are noted in the financial statements included at the end of this annual report.

Some of those investments may be a source of revenue for Breda, Prairie Telephone and Westside Independent through distributions which may be made by the entities. None of Breda, Prairie Telephone or Westside Independent controls any distribution decisions, however, so no distributions are ever guaranteed, and the timing and amount of any distributions will likely vary greatly from year to year.

Breda, Prairie Telephone and Westside Independent have also from time to time received settlement payments from some of their cellular investments. Settlement payments are unusual items which are generally received for not exercising a right of first refusal to purchase additional units during a merger or buyout by another company. Breda, Prairie Telephone and Westside Independent do not control any settlement payments, and settlement payments are in any event usually one-time events, so no settlement payments are guaranteed and the timing and amount of any settlement payments will vary greatly from year to year. For example, no settlement payments were received in either 1999 or 2000.

The distributions and settlement payments received in the past have at times been a material component of Breda's revenues. As indicated above, however, Breda has no control over any distribution or settlement payment decisions or the amount of any distributions or payments, so no reliance can be placed on those types of distributions or payments. Any distributions or settlement payments received by Breda in 2000 are reflected in the financial statements included at the end of this annual report.

Breda received its first distribution from Alpine Communications, L.C. in March, 2000. The distribution was in the amount of $23,508. Breda also received an annual fee of $6,000 from Alpine Communications, L.C. in 2000, in consideration for Breda's chief operating officer serving as an officer of the management committee of Alpine Communications, L.C.

The value of Breda's, Prairie Telephone's and Westside Independent's underlying investments in other ventures may also vary significantly from year to year. They may also face difficulties in realizing upon some of their investments because there is no public or other active market for those investments and because some of the entities in which they have invested have agreements in place which place limitations or restrictions on Breda's, Prairie Telephone's or Westside Independent's right to transfer their ownership interests in those entities to third parties. Some of those limitations and restrictions are in the form of a right of first refusal under which the entity is given the right to match any offer received by Breda, Prairie Telephone or Westside Independent.

In October of 2000, Breda, Prairie Telephone and Westside Independent each purchased 10,000 shares of common stock in NECA Services, Inc. The purchase price was $10 per share, resulting in a total consolidated investment of $300,000.

NECA Services, Inc. ("NSI") is a for-profit corporation that was organized to carry on and expand various business opportunities which may from time to time be presented to the National Exchange Carrier Association, Inc. ("NECA"). NSI's initial officers are also the officers of NECA, and they have extensive experience in the telecommunications industry. It is currently contemplated that non-regulated business opportunities will be conducted by NSI so that NECA can concentrate on its traditional core tariff and pooling services. For example, the NECA board has authorized the assignment of certain National Rural Telephone Cooperative contracts to NSI, which include the contract with the Universal Service Administrative Company (USAC) for support of the federal schools and libraries and rural health care universal service programs.

Only NECA members or affiliates were given the opportunity to purchase shares of stock in NECA.

There  is no  assurance  that  any  of  Breda,  Prairie  Telephone  or  Westside
Independent will ever receive any returns on or other value from their investment in NECA, whether by distributions or increases in the value of NECA's common stock. Also, there are substantial restrictions imposed upon any transfer of shares in NECA, all of which potentially adversely affect the value and marketability of the NECA stock.

Breda and its subsidiaries also have various other miscellaneous investments. Some of those investments are described in the financial statements included at the end of this annual report.

Service Marks.

Breda has filed an application to register the mark "W.I.N. Western Iowa Networks" with the

United States Patent and Trademark Office. Breda intends to utilize the mark and some related logos in the general advertising and promotion of its business, including on trucks and other equipment. Breda is also planning an advertising campaign to create awareness of the mark and to promote its general business and services. Breda contemplates that the advertising campaign will occur in the second quarter of 2001. Breda hopes that the use of the mark and logos will allow an integrated, unified marketing approach for all of the products and services of Breda and its subsidiaries and increase awareness of those products and services. Breda does not contemplate any change in the scope or nature of its or any of its subsidiaries' business in connection with the adoption and use of the mark and logos. Although there are no guarantees, Breda anticipates that the mark will be registered with the United States Patent and Trademark office by the end of July, 2001.

Employees.

As of December 31, 2000, Breda had 28 full time employees. Breda employs all of those employees, but those employees also provide the labor and services for Prairie Telephone, Westside Independent, Tele-Services and BTC. The salaries and other costs and expenses of the employees are allocated among Breda and its subsidiaries based on time sheet allocations. There currently are not any collective bargaining or other labor agreements with any of Breda's employees, and only two of Breda's employees have written employment agreements. Those employment agreements are with the chief operating officer and the chief financial officer of Breda. In December 2000, Breda had three full-time personnel contracted from an employment agency. It is anticipated that those three individuals will be hired as full time employees of Breda some time in 2001.

Pacific Junction had 3 full-time employees as of December 31, 2000. Pacific Junction currently has no collective bargaining or labor agreements with any of its employees.

Breda and Pacific Junction also utilize part-time employees on an as needed basis. Pacific Junction utilizes up to approximately seventeen part time employees at a time, primarily for the purpose of making telemarketing calls.

Sale of Shares of Stock in Central Iowa Cellular, Inc.

On May 12, 2000, Prairie Telephone sold all of its 3,000 shares of common stock in Central Iowa Cellular, Inc. to AirTouch Iowa, LLC. Central Iowa Cellular, Inc. is an Iowa corporation that was organized in 1983 by Prairie Telephone and some other Iowa based independent telephone companies for purposes of becoming a partner in Des Moines MSA General Partnership. Des Moines MSA General Partnership is an Iowa partnership which provides cellular telephone services to customers within the Des Moines, Iowa metropolitan area. Prairie Telephone's 3,000 shares of stock constituted 20% of the total issued and outstanding shares of stock of Central Iowa Cellular, Inc.

The aggregate purchase price received by Prairie Telephone for the 3,000 shares of stock was $5,226,034. The sale resulted in a pre-tax gain of $5,018,714, with $4,900,959 of that gain included in Breda's operations during the second quarter of 2000, and the remaining $117,755 of the gain included in Breda's operations during the third quarter of 2000.

Some of the various representations, warranties and covenants given and made by Central Iowa Cellular, Inc. and the shareholders of Central Iowa Cellular, Inc. in the stock purchase agreement that was entered into as part of the transaction were made jointly and severally, so Prairie Telephone would have liability for a breach of the stock purchase agreement by Central Iowa Cellular, Inc. or any one or more of the other shareholders of Central Iowa Cellular, Inc.

Prairie Telephone also entered into a tower proceeds agreement in connection with the sale of its shares of stock in Central Iowa Cellular, Inc. The two primary purposes of the tower proceeds agreement were to address certain sublease payments payable to Des Moines MSA General Partnership and to repurchase certain warrants held by Des Moines MSA General Partnership. The amounts received by Prairie Telephone under the tower proceeds agreement, which was finalized in the third quarter of 2000, are included in the purchase price amount set forth above.

The negotiations for the sale of the shares of stock in Central Iowa Cellular, Inc. initially began and arose out of the proposed assignment and transfer by AirTouch Iowa, LLC of its interest in Des Moines MSA General Partnership to another entity. Prairie Telephone and the other shareholders of Central Iowa Cellular, Inc. took the position that the proposed assignment granted them a right of first refusal and possibly other rights under their agreement with AirTouch Iowa, LLC. Prairie Telephone and the other shareholders of Central Iowa Cellular, Inc. determined, however, after negotiations, to sell their shares of stock in Central Iowa Cellular, Inc. to AirTouch Iowa, LLC rather than attempting to enforce their rights of first refusal. The primary factor which caused Prairie Telephone to reach this determination was Prairie Telephone's and Breda's determination that the purchase price offered by AirTouch Iowa, LLC was favorable. The purchase price was a negotiated price that Prairie Telephone believed was representative of the fair value of Prairie Telephone's shares of stock in Central Iowa Cellular, Inc. No formula or other fixed or identifiable principles were utilized in establishing the purchase price.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview.

This section of this annual report should be read in conjunction with the financial statements and related notes included at the end of this annual report.

Breda's primary source of revenues on a consolidated basis with its subsidiaries is from the telephone services provided by Breda, Prairie Telephone and Westside Independent.

The operating revenues from their telephone services are primarily derived from the following types of fees and charges:

     o Breda, Prairie Telephone and Westside Independent receive flat monthly fees charged to subscribers for basic local telephone services. As of March 1, 2001, those fees varied from approximately $11.50 to $35.00 per month. The monthly fee is higher for subscribers who elect to have additional services and features, such as custom features.

     o Breda, Prairie Telephone and Westside Independent receive access charge revenues from long distance carriers (sometimes referred to in the telephone industry as "inter-exchange carriers" or "IXCs") for providing intrastate and interstate exchange services to those long distance carriers. In more basic terms, they receive access charge revenues for originating and terminating long distance calls made by their subscribers. The FCC regulates the access charge rates that can be charged by Breda, Prairie Telephone and Westside Independent for interstate long distance calls. The National Exchange Carrier Association ("NECA") has been delegated some authority by the FCC regarding the regulation of access charge rates, but all changes proposed by NECA must be approved by the FCC. Breda, Prairie Telephone and Westside Independent derive a substantial amount of their overall revenues from access charge revenues, so the regulation of access charge rates by the FCC is an area of material concern to them. The FCC can change the access charge rates at any time, and recent changes have lowered access charge rates. Breda anticipates continuing pressure for the lowering of access charge rates, so further reductions in access charge rates are likely.

          The access charge rate payable to telephone companies like Breda, Prairie Telephone and Westside Independent who utilize the "average schedule" basis for receiving access charge revenues is based on, among other things, the number of miles of their cable over which they transfer long distance calls made by their subscribers.

          Breda's total access charge revenues have been increasing in recent years, but Breda believes those increases are attributable to increased numbers of subscribers, increased calling patterns and technological advances. There is no assurance that those trends will continue, and it is in fact unlikely that there will be any further material increases in the number of subscribers without the acquisition of additional calling areas by Breda, Prairie Telephone or Westside Independent.

          As indicated above, Breda, Prairie Telephone and Westside Independent utilize the "average schedule" basis for receiving access charges revenues. This is the approach taken by most smaller telephone companies. Another approach currently available for receiving access charge revenues is the "cost" approach. Telephone companies make filings with the FCC which set forth their costs of providing long distance services. Under the average schedule approach, access charge rates are based upon, in general, the average of all of those costs and certain other factors intended to take into account the size of the particular telephone company in question.

          On October 20, 2000, a comprehensive access charge rate reform and deregulation plan for non-price cap, incumbent local exchange carriers ("LECs") was submitted to the FCC by the Multi-Association Group ("MAG"). LECs include most of the small and mid-sized local exchange carriers that serve rural and insular areas in the U.S., such as Breda, Prairie Telephone and Westside Independent. MAG is a coalition of the National Rural Telecom Association, the National Telephone Cooperative Association, the Organization for the Promotion and Advancement of Small Telecommunications Companies and the United States Telecom Association. MAG has been working to formulate a comprehensive plan to settle major proceedings pending at the FCC and to complete reforms required by the Telecommunications Act of 1996. The following discussion of the plan was taken substantially from the petition filed by MAG with the FCC regarding the plan, and, accordingly, states MAG's view of the plan. Although Breda was still evaluating the plan at the time of the preparation of this annual report, Breda believes that it concurs in all material respects with the following discussion of the plan. As with any compromise type situation, however, there are various aspects of the plan which do concern Breda and, as indicated, Breda will be further evaluating and considering the plan. Breda's current views of the plan may therefore change.

          The plan submitted by MAG seeks to address in a comprehensive manner some of the numerous issues that face LECs. The plan is intended to create more efficient cost recovery under the FCC's access charge system while making universal service support more explicit and enforcing the geographic averaging requirements of the Telecommunications Act of 1996. The plan is also intended to help ensure that up-to-date broadband infrastructure and advanced services will be widely available to all Americans, consistent with section 706 of the Telecommunications Act of 1996. The plan would take effect on July 1, 2001. The FCC must, however, approve of the plan so there is no guaranty that the plan, or any modified version of the plan, will be effective by that date.

          The plan moves in the same policy direction as the recent recommendation of the Rural Task Force ("RTF") to the Federal-State Joint Board, although there are differences between the plan and the RTF recommendation. The plan also is compatible with, but not identical to, one for price cap local exchange carriers and interexchange carriers ("IXCs") that the FCC adopted based on the proposal of the Coalition for Affordable Local and Long Distance Service ("CALLS").

          The plan consists of two regulatory regimes or "paths," referred to as Path A and Path B. The plan's features, and the two regulatory paths it adopts, are intended to reflect the great diversity of non-price cap LECs. Non-price cap LECs range in size from those serving a few hundred customers to multiple thousands. Non-price cap LECs serve the most rural areas of the United States as well as some growing suburban areas.

          Each operating company of the non-price cap LECs will elect either Path A or Path B before the start of the plan. Both paths of the plan are intended to reform the access charge structure to provide for more efficient cost recovery. They do so by raising the subscriber line charges ("SLCs") of the non-price cap LECs. The plan also mandates lower long distance rates for residential consumers in the territories of LECs subject to the plan. The idea is that with the more economically efficient access charges that will result from the plan, IXCs will be more readily able to satisfy the geographic rate averaging requirements of the Telecommunications Act of 1996, and that IXCs will flow through to consumers the savings from decreases in such charges.

          For both paths of the plan, Lifeline support will be increased to be consistent with the FCC's recent CALLS order. Like the RTF recommendation, the plan recognizes that the FCC's current rules do not fully address universal service concerns. The plan moves further than the RTF recommendation by removing the current caps on high cost loop support and other universal service support for both Path A and Path B.

          LECs electing Path A will have a period of up to five years from the start of the plan to transition on a per-study-area basis from their existing forms of rate-of-return regulation to a new form of incentive regulation. The length of this period is intended to permit a reasonable, but flexible, transition to incentive regulation. At the end of the transition period, all study areas of Path A LECs that have not already converted to incentive regulation will be required to do so.

          In the plan's form of incentive regulation, a LEC's interstate access revenue per line ("RPL") is fixed but adjusted annually for inflation. Under this type of incentive regulation, a Path A LEC's annual interstate access revenues will be calculated as the product of its annual RPL and its line count for that year. This type of incentive regulation is intended to incorporate major incentives for maximizing efficiency, thus complementing the FCC's price cap regime for the largest LECs. Similar to that regime, the plan includes a low end adjustment mechanism for Path A LECs. This RPL-based form of incentive regulation is designed to be compatible with the pooling system administered by NECA. The plan replaces the current two-pool system that NECA administers with a single pool.

          The plan creates a new form of explicit interstate universal service support, known as rate averaging support ("RAS"), to be available to Path A LECs in the NECA pool. The RAS will function similarly to long term support in lowering access charges. The RAS will be portable to eligible telecommunications carriers. The RAS is intended to be a major step in moving universal service support for

          LECs subject to the plan away from implicit mechanisms in a competitively neutral way. By providing for more explicit universal service support, Path A is also intended to promote equitable and efficient competition.

          LECs that elect Path B initially will remain under their existing forms of rate-of-return regulation as average schedule or cost companies. Path B is thought to serve the public interest because it recognizes the diverse conditions faced by non-price cap LECs. Path B implements most of the same access charge and universal service reforms as Path A, with the same types of benefits to consumers. Path B LECs do not receive the RAS. The currently authorized interstate rate of return will remain in place for path B LECs and Path A LECs with study areas not yet subject to incentive regulation.

          The plan encourages Path B LECs to move to the plan's form of incentive regulation by permitting them to choose to become Path A LECs prior to the end of the five-year transition period. From the time that such LECs become Path A LECs through the end of the transition period, they will be able to elect incentive regulation on a per-study area basis, like other Path A LECs. After the end of the transition period, like other Path A LECs, all Path B study areas that have moved to Path A within the transition period must convert to incentive regulation.

          As indicated above, Breda is still evaluating the plan. There is no guarantee of adoption of the plan in its entirety by the FCC. Breda believes that if the plan is not adopted in its entirety, it could have a severe negative impact on revenues.

     o Breda, Prairie Telephone and Westside Independent receive revenue from the sale and lease of customer premises telephone equipment and other similar items and other miscellaneous customer services, such as custom calling services. Since the completion of the upgrading of their telephone switches in 1998 and 1999, Breda, Prairie Telephone and Westside Independent have had the capability to offer many more custom calling features to their subscribers. Breda, Prairie Telephone and Westside Independent have been marketing extended packages and custom calling features to their subscribers with the goal of increasing and maximizing subscriber usage of the newly available packages and features. Revenues from custom calling services are not, however, ever anticipated to be a major or material source of revenue.

     o Breda, Prairie Telephone and Westside Independent receive fees from long distance providers for billing and collection services for long distance calls made by subscribers. Breda, Prairie Telephone and Westside Independent are experiencing increased competition in this area. As discussed in the "DESCRIPTION OF BUSINESS" section in this annual report, their competitors include other third parties providing these services, and competition from the long distance providers themselves since some providers have decided to handle their own billing and collection.

     o Breda, Prairie Telephone and Westside Independent receive payments under the support payment funding program administered by the FCC. Those payments and that program are discussed in more detail below.

Breda, Prairie Telephone, Westside Independent and BTC each generate revenues from providing internet access and from sales and leases of other equipment and facilities for private line data transmission, such as local area networks, virtual private networks and wide area networks. During 1999, there was an increase of approximately 65% in the combined internet customer base of Breda, Prairie Telephone, Westside Independent and BTC. BTC itself experienced an increase of approximately 68% in its internet customer base in 1999.

The increase in the combined internet customer base of the companies in 2000 was only 39.7%, however, even though BTC itself experienced a 55.7% increase in its customer base. Future increases in BTC's internet customer base could be lower, however, because BTC's current customer base is limited to Carroll, Iowa and the surrounding communities. Also, as previously discussed in this annual report, Breda is now experiencing price-point competition in three of the communities where it provides Internet services. Breda also believes that Breda, Prairie Telephone, Westside Independent and BTC will face increasing competition in providing internet services through, among possibly other things, the increased provision of internet access and services through cable; technological advances that may allow cable access and services to be provided through new methods; and mergers and consolidations within the telecommunications industry which may create new competitors with expanded resources and the ability to provide expanded services. Similar percentages increases in the internet customer base in the future are therefore not anticipated.

The following matters also need to be kept in mind when considering the telephone and other services provided by Breda, Prairie Telephone and Westside
Independent:

     o Breda, Prairie Telephone and Westside Independent are all subject to regulation by the Iowa Utilities Board (the "IUB"). They operate their telephone businesses pursuant to certificates and various rules and regulations promulgated by the IUB. Although not anticipated to occur, the IUB could terminate their right to provide services if they fail to comply with those rules and regulations.

          As indicated, the IUB regulates or has the authority to regulate many aspects of Breda's, Prairie Telephone's and Westside Independent's telephone businesses. The material areas of regulation by the IUB are described in the following paragraphs.

          Breda, Prairie Telephone and Westside Independent are treated as "service regulated" telephone companies by the IUB, which means that they must comply with the IUB's rules and regulations regarding the quality of the services and facilities provided to subscribers. The regulations establish minimum standards of quality for the services and facilities provided by Breda, Prairie Telephone and

          Westside Independent. Their existing services and facilities meet those standards. The regulations also require them to maintain and repair their existing facilities as necessary in order to continue to meet at least those minimum standards. The regulations also establish time frames within which Breda, Prairie Telephone and Westside
          Independent must respond to requests for services from their subscribers. The regulations can be amended to increase the minimum standards or to require that additional services be made available to subscribers. Past amendments have not, however, caused any material difficulties for Breda, Prairie Telephone or Westside Independent.

          The IUB must approve of any expansion in the telephone service areas currently served by Breda, Prairie Telephone and Westside Independent. The primary factors that will be considered by the IUB in the event of a request for an expansion will be the managerial, financial and technical abilities of Breda, Prairie Telephone or Westside
          Independent, as the case may be. Although they do not anticipate material difficulties in the event of any proposed expansion, there is no assurance that any future proposed expansion in the service areas of Breda, Prairie Telephone or Westside Independent will be approved by the IUB. (FCC approval for any proposed expansion will also be necessary, as discussed below.)

          The IUB has designated Breda, Prairie Telephone and Westside Independent as "eligible telecommunications carriers." This designation allows them to receive the universal services funding component of the support payment funding program administered by the FCC. Breda, Prairie Telephone and Westside Independent were able to obtain the designation because they are rural telephone providers. Although not anticipated to occur, their designation as an eligible telecommunications carrier could be lost if they fail to provide the services supported by the universal services program, and the loss of the designation would result in them no longer being able to receive universal services funding. Those services are, however, currently only the basic local telephone services provided by Breda, Prairie Telephone and Westside Independent. This designation therefore does not materially affect the operation of their businesses, and the designation was obtained solely because it was necessary in order to be eligible to receive universal services funding. Breda, Prairie Telephone and Westside Independent received, in the aggregate, approximately $83,814 in universal services funding in 1998, $79,680 in 1999, and $85,223 in 2000. Breda anticipates receiving universal services funding in 2001 in an amount comparable to that received in 2000.

     o Breda, Prairie Telephone and Westside Independent are currently treated as rural telephone companies under the Telecommunications Act of 1996, which generally means that they may be exempted from some of the duties imposed on other telephone companies that might make it easier for potential competitors to compete with those companies. The IUB may withhold this exemption, however, if it finds that a request by a potential competitor for interconnection with Breda's, Prairie Telephone's or Westside Independent's networks is not unduly economically burdensome, is not technically unfeasible, and would not affect the provision of universal service. It is not possible to accurately predict whether a competitor will ever request interconnection or whether the request would be granted by the IUB. If a request is made and the IUB withholds this exemption, however, Breda, Prairie Telephone and Westside Independent would face competition in providing telephone services that they have not faced in the past.

     o Breda, Prairie Telephone and Westside Independent are also subject to regulation by the FCC. The material areas of regulation by the FCC are described in the following paragraphs.

          As discussed above, the FCC (along with NECA) regulates the amount of access charge rates that can be charged by Breda, Prairie Telephone and Westside Independent for interstate long distance calls. The regulation of access charge rates by the FCC is an area of material concern to Breda, Prairie Telephone and Westside Independent, and is discussed above.

          The FCC must approve of any expansion in the telephone service areas currently served by Breda, Prairie Telephone and Westside Independent. The primary factors that will be considered by the FCC in the event of a request for an expansion will be the managerial, financial and technical abilities of Breda, Prairie Telephone or Westside Independent, as the case may be, and the antitrust implications of the expansion. Although they do not anticipate any material difficulties in the event of any proposed expansion, there is no guarantee that any future proposed expansion in the service areas of Breda, Prairie Telephone or Westside Independent will be approved by the FCC.

          The FCC regulates the amount of support payment funding that will be received by Breda, Prairie Telephone and Westside Independent. The FCC does so primarily by targeting how the support payment funding received from NECA and the Universal Service Administrative Company will be allocated among the various possible recipients of the funding. The allocation may vary from year to year depending on the FCC's determination. It is not possible to accurately predict how the FCC will allocate the support payment funding in any year, but the amount of support payment funding received by Breda, Prairie Telephone and Westside Independent will vary from year to year. For example, Breda, Prairie Telephone, and Westside Independent received, in the aggregate, $538,818 in support payment funding in 1998, $404,136 in 1999, and $410,279 in 2000.

          Those amounts include the amount of the universal services funding component which is listed in the above discussion regarding the IUB. Various aspects of support payment funding may be redefined or otherwise affected if the MAG plan is adopted by the FCC. The proposed MAG plan is discussed above in this section of this annual report.

     o As discussed above in the "DESCRIPTION OF BUSINESS" section of this annual report, numerous uncertainties continue to exist regarding the possible effects of the Telecommunications Act of 1996 on the business of Breda, Prairie Telephone and Westside Independent. For example, the Act opens up Breda, Prairie Telephone and Westside Independent to competition that they were not subject to in the past.

Breda's other primary source of revenue on a consolidated basis with its subsidiaries is generated from Tele-Services' cable business. Tele-Services' operating revenues arise primarily from monthly fees for basic and premium cable services provided to its cable subscribers. Tele-Services' main competition at the time of the preparation of this annual report was from satellite dish providers. Recent actions by the FCC have allowed satellite dish providers to provide local channels, which will have an adverse effect on Tele-Services, given that its ability to provide local channels was, in the past, one reason subscribers might choose Tele-Services' cable services over a satellite dish. Other rulings and decisions by the FCC are possible, and may provide satellite dish providers, or other providers as changes in the telecommunications and cable industry occur, with equal or greater advantages than Tele-Services can offer to its subscribers, which could obviously have an adverse effect on Tele-Services' business. Breda currently believes, however, that the cable services provided by Tele-Services will continue to be desirable for at least those subscribers who desire a lower priced product that allows local channel options.

Tele-Services is working on consolidating its head-end equipment with the goal being that the equipment will then be able to serve two or more communities, instead of just one community as is currently the case. It is hoped that this consolidation will reduce Tele-Services' maintenance costs for that equipment.

Another difficulty being faced by Tele-Services at the time of the preparation of this annual report was the trend of the companies which provide programming licensing to cable services providers to require the cable services providers to include particular channels on their systems as a condition of receiving a programming license. Tele-Services anticipates that it will continue to need to upgrade its plant, equipment and cables in order to add more channel line-ups so that it can stay competitive and continue to be able to obtain programming licenses.

The cost of those upgrades in 2001, and of any head-end consolidation as discussed above, are estimated to be less than $100,000.

As noted above in the "DESCRIPTION OF BUSINESS" section of this annual report, Tele-Services provides cable services to the various towns pursuant to franchises or agreements with each of those towns. Tele-Services does not anticipate that any of those franchises or agreements will be terminated before their normal expiration dates, and Tele-Services also hopes to be able to renew or extend the franchises or agreements before they expire. No assurance can be given, however, that any franchise or agreement with any town can or will be renewed or extended.

The termination of a franchise or agreement would allow that town to deny Tele-Services access to its cables for maintenance and services purposes. This would create difficulties for Tele-Services in properly serving its subscribers, and, in general, providing cable services to that town.

The franchises or agreements with the towns require the giving of notice to the towns before Tele-Services can change its cable services rates for those towns, and some of those franchises or agreements may require the approval of the town for any increases in those rates. Although Tele-Services does not anticipate any material difficulties with any future proposed rate increases, there can be no guarantee that future proposed increases can be implemented in any or all of the towns.

As discussed above in the "DESCRIPTION OF BUSINESS" section of this annual report, numerous uncertainties continue to exist regarding the possible effects of the Telecommunications Act of 1996 on the business of Tele-Services.

Tele-Services is regulated by the FCC. The rules and regulations of the FCC primarily relate to general operational and technical issues, and they do not currently affect rates or expansions of service areas.

Other revenues arise from the telemarketing activities of Pacific Junction, as discussed above in the "DESCRIPTION OF BUSINESS" section of this annual report. Breda and Pacific Junction do not expect the next 12 months to show a substantial change in telemarketing revenue. The telemarketing calls made by Pacific Junction are also intended to be a major source of access charge revenues for Breda, so the lack of telemarketing call leads will also adversely affect access charge revenues.

Other revenues sometimes arise from the investments in various cellular limited partnerships, as discussed above in the "DESCRIPTION OF BUSINESS" section of this annual report. Other miscellaneous sources of revenue are also discussed in the financial statements found at the end of this annual report.

As discussed above in the "DESCRIPTION OF BUSINESS" section of this annual report, in May, 2000, Prairie Telephone sold all of its shares of stock in Central Iowa Cellular, Inc. to AirTouch Iowa, LLC. The aggregate purchase price received by Prairie Telephone in that transaction was $5,226,034.

The  following  table  reflects,  on a  consolidated  basis  for  Breda  and its subsidiaries, the percentage of revenue derived from Breda's and its subsidiaries' various businesses and investments as of the close of the past two fiscal years:

                                                         1999            2000
                                                         ----            ----

              Local Exchange Carrier(1)                 65.1%            67.4%
              Broadcast(2)                              19.8%            17.3%
              Internet Service Provider(3)               7.6%            10.7%
              Other (4)                                  7.5%             4.6%
                                                        ----            -----

                  Total                                  100%             100%

(1) Includes (i) flat monthly fees charged to subscribers by Breda, Prairie Telephone and Westside Independent for basic local telephone services, (ii) universal services funding amounts and access charge revenues payable by long distance carriers for intrastate and interstate exchange services provided to those long distance carriers, (iii) fees from long distance providers for billing and collection services for long distance calls made by subscribers, and (iv) monthly cellular commissions, advertising fees and miscellaneous revenues.

(2)  Includes  monthly fees charged for basic and premium  cable  services,  and
     direct  broadcast  satellite  services.   The  direct  broadcast  satellite
     operation was sold in January, 1999.

(3)  Includes monthly fees charged for internet services.

(4)  Includes revenues from telemarketing services.

Year Ended December 31, 1999 to Year Ended December 31, 2000.

There was an increase in net operating income for the twelve month period ended December 31, 2000, when compared to the same period in 1999, of $72,725, or 9.3%. While there were significant swings in the components making up gross operating revenue and gross operating expense, the main two net revenue streams causing the $72,725 net operating revenues increase were increased access revenue and increased cellular service revenue.

Overall operating revenues increased $761,608, or 14.4%, for the twelve-month period ended December 31, 2000 when compared to the twelve-month period ended December 31, 1999. Local exchange carrier revenue includes local network services, network access services, billing and collection services and miscellaneous income. Local exchange carrier revenue increased $639,128, or 18.6%, for the twelve month period ended December 31, 2000, when compared to the same period in 1999.

Local network services revenue increased by $52,339, or 10.2%, for the twelve-month period ended December 31, 2000, when compared to the same twelve-month period in 1999. Approximately $18,603 of the increase was attributable to the fact that the remaining four of six switch conversions were completed in 1999, which allowed a full year of custom calling feature revenue to be recorded in 2000. The remaining $33,736 of the local network service revenue increase for the twelve month period ended December 31, 2000 resulted from having a full year of the rate increase which was implemented on April 1, 1999.

Network access revenue increased $292,676, or 13.2%, when comparing the twelve month period ended December 31, 2000, to the twelve month period ended December 31, 1999. This increase was due to additional lines and facilities in the Yale telephone exchange now being eligible for NECA pool reimbursements, and because Breda, Prairie Telephone and Westside Independent had a retroactive one-time adjustment to estimated SS7 connectivity revenues. The SS7 connectivity revenues and the Yale exchange NECA pool revenues will be ongoing access revenue in the future.

Billing and collection services comprise a small component of gross operating revenues and varies dependent on the amount of billing and collection services provided by Breda to other carriers, such as AT&T. The billing and collection services revenues increased $15,058, or 19.8%, for the twelve-month period ended December 31, 2000, when compared to the twelve-month period ended December 31, 1999.

A significant component of the overall operating revenue increase was an increase of $279,055, or 44.5%, in miscellaneous revenue when comparing the twelve month period ended December 31, 2000, with the twelve month period ended December 31, 1999. The increase in miscellaneous revenue was primarily the result of increased cellular service commissions. Breda opened a retail outlet in Carroll, Iowa in early April 2000, which has significantly expanded its market penetration in cellular services in that area.

Broadcast services revenues were static when comparing the twelve-month period ended December 31, 2000, to the twelve-month period ended December 31, 1999.

There was an increase in Internet services revenue for the twelve month period ended December 31, 2000, when compared to the same period in 1999, of $245,465, or 61%. This increase was due to an increase in the customer base of an additional 667 Internet lines when comparing the two twelve month periods. There was also an increase in the associated expenditures to provide those services to the additional Internet customers, however, resulting in a less than positive impact on net operating revenue.

Other revenues include telemarketing services revenue, which decreased $122,086, or 30.6%, when comparing the period ended December 31, 2000, to the same period in 1999. The decrease is attributable to the decline in the volume of telemarketing calls made by Pacific Junction. The decline in the volume of telemarketing calls is attributable to Pacific Junction receiving less telemarketing leads from Results Telemarketing, Inc., which is the company Pacific Junction has contracted with to provide it with telemarketing leads.
Pacific Junction is continuing to seek supplemental programs to augment the telemarketing leads provided by Results Telemarketing, Inc. and is also evaluating other alternatives to nation-wide licensing of its telemarketing service representatives.

There was an increase in total operating expenses of $688,883, or 15.3%, for the twelve month period ended December 31, 2000, when compared to the twelve-month period ended December 31, 1999. All but two of the components of the operating expenses increased during the twelve-month period ended December 31, 2000.

Cost of services expenses increased $553,093, or 32.9%, for the twelve month period ended

December 31, 2000, when compared to the twelve-month period ended December 31, 1999. The cost of services components, which are plant specific operations, plant non-specific operations, programming, and Internet costs are explained below.

There was a $424,240, or 36.9%, increase in plant specific operations expense when comparing the twelve month period ended December 31, 2000, to the twelve month period ended December 31, 1999. Of this $424,240 increase, approximately $181,821 was increased cellular operating expense for items such as inventory, personnel costs and advertising expense to support the increased cellular service revenue generated at Breda's retail outlet. Other areas of increased expenditures were education and training expense, subscriber carrier charges, and repairs and maintenance.

Plant nonspecific operating expense decreased $5,833, or 5.9%, for the twelve month period ended December 31, 2000, when compared to the twelve-month period ended December 31, 1999. This expense category change is mainly accounted for by the difference in timing of such expenditures as postage for mass mailing of statements to customers.

There was a $29,643, or 11%, increase in programming expense for broadcast services when comparing the twelve month period ended December 31, 2000, with the twelve month period ended December 31, 1999. The programming increase was the result of programming fee increases and the timing differences of free programming promotion offers between the two twelve month time periods.

Because of its growth, Internet revenue and expense are now reported as a separate segment. The cost of Internet services increased by $105,043, or 64.5%, for the twelve-month period ended December 31, 2000, when compared to the twelve month period ended December 31, 1999. This increase is directly attributable to the additional costs of providing Internet services to the increased customer base. These costs include additional rental of fiber lines, help desk and customer services fees from the underlying internet service provider, and internal costs to provide customer service and billing service to the additional customers.

Depreciation and amortization expense increased by $88,058, or 8.7%, for the twelve month period ended December 31, 2000, when compared to the same period in 1999. The switches in Breda's, Prairie Telephone's and Westside Independent's seven telephone exchanges were replaced during 1998 and 1999. The twelve month period ended December 31, 2000, reflected a full year of depreciation on all seven new switches, while the twelve month period ended December 31, 1999, only reflected partial year depreciation on the new switches that had been installed in 1999. Depreciation rates in the twelve month period ended December 31, 2000 also reflect increased depreciation rates on depreciable equipment associated with new technology services such as high-speed internet to match the actual estimated life of these assets before obsolescence.

Selling, general and administrative expenses increased $47,732, or 2.6%, for the twelve month period ended December 31, 2000, when compared to the same period in 1999. Customer operations increased $63,782, or 9.1%, when comparing these two twelve month time periods, and mainly resulted from increased labor and benefit costs. Breda experienced a 9.38% increase in its health plan premiums for the year 2000. Corporate operations decreased $24,765, or 2.6%, during the twelve month period ended December 31, 2000 when compared to the twelve month period ended December 31, 1999. The decrease mainly resulted from a decrease in outside legal, accounting and consultant fees. General taxes paid by Breda increased $8,715, or 5.8%, for the twelve month period ended December 31, 2000, when compared to the twelve month period ended December 31, 1999, and resulted from increased tax rates levied by the taxing authorities in the various counties.

Non-operating income decreased by $1,717,627, or 23.2%, during the twelve-month period ended December 31, 2000, when compared to the same period in 1999. The main factor in this decrease was the difference between the $7,436,415 gain on Breda's sale of the direct broadcast satellite operation in January 1999, versus the $5,018,714 gain on the May, 2000 sale of Prairie Telephone's shares of stock in Central Iowa Cellular, Inc. Part of the $2,417,701 decrease in the gain when comparing the direct broadcast satellite operation sale with the Central Iowa Cellular, Inc. stock sale was offset by a $55l,095, or 447.6%, increase in proceeds generated in 2000 from cellular investments. There was a $13,455, or 2.8%, decrease in interest and dividend income, and a $80,741 decrease in interest expense when comparing the twelve month period ended December 31, 2000 with the same period in 1999. While the decrease in interest and dividend income caused a corresponding decrease in non-operating income, the $80,741 decrease in interest expense indirectly caused an increase in non-operating income. Both the interest and dividend income decrease and the decrease in interest expense were the result of Breda, Prairie Telephone and Tele-Services paying off approximately $4,999,053 in long term debt to the Rural Telephone Finance Cooperative during the twelve-month period ended December 31, 2000. Investments were redeemed to pay approximately $2,100,000 of this $4,999,053 debt, which resulted in less investment income being generated for the remainder of the year. There was a $96,624, or 112.1%, increase in other income (net) for the twelve-month period ended December 31, 2000, when compared to the twelve-month period ended December 31, 1999. In 1999, there was a $73,996 loss on the disposal of switches for which there was no corresponding entry in 2000. In 2000, a first-time distribution from Alpine Communications, L.C. of $23,508 was included in other income. Both of those entries caused a positive increase in other income when comparing the twelve-month period ended December 31, 2000, to the twelve-month period ended December 31, 1999.

Income taxes decreased by $569,034, or 18.3%, for the twelve month period ended December 31, 2000, when compared to the same period in 1999. The decrease resulted primarily from the difference in taxable gain on the sale of the Central Iowa Cellular, Inc. stock in May 2000, versus the direct broadcast satellite operation taxable gain in January 1999.

Net income decreased $1,075,868, or 21.2%, for the twelve-month period ended December 31, 2000, when compared to the same period in 1999. Even though net operating income increased by $72,725, the main reason for the net income decrease was the difference in taxable gains after income tax computations between the direct broadcast satellite operation sale in January 1999 and the sale of the Central Iowa Cellular, Inc. stock in May 2000.

Liquidity and Capital Resources at Twelve Months Ended December 31, 2000.

Breda's net working capital was a positive $1,774,778 as of the close of December 2000. This represents an increase of $889,136 in net working capital from year-end 1999. The positive working capital at year-end 2000 was due mainly to three factors. Two of those factors were that cash and cash equivalents increased $693,236, and temporary investments increased $175,030, during the twelve month period ended December 31, 2000 when compared to the twelve month period ended December 31, 1999. The third factor is that the current portion of long-term debt decreased by $490,112. These net working capital changes resulted primarily from the receipt of $5,226,034 in cash from the sale of the Central Iowa Cellular, Inc. stock in May, 2000, and the subsequent payoff of the variable rate (8.05% - 8.4% at December 31, 2000) long term debt of $4,695,968 to the Rural Telephone Finance Cooperative by payments made on June 30, 2000, September 30, 2000, and October 16, 2000. Other expenses associated with the payoff of the Rural Telephone Finance Cooperative variable rate debt were interest costs of $54,289, and prepayment penalties of $17,262. Long term investments totaling $2,100,000 were liquidated and used for the payment of a portion of this long-term debt. The Central Iowa Cellular, Inc. stock sale proceeds were also used to make federal estimated tax payments of $2,435,069 during the year ended December 31, 2000.

The other current assets category decreased by $72,144 when comparing the year-end 2000 with year-end 1999. The difference resulted from a difference in timing of the payment of employee benefits premiums for health, life/AD&D, and retirement for the first quarter of 2000.

Long term investments decreased by $1,529,121 from year-end 1999 to year-end 2000. As noted previously, $2,100,000 in long term investments were redeemed to pay off variable rate debt owed to the Rural Telephone Finance Cooperative. The difference between the $2,100,000 and the $1,529,121 decrease in long-term investment resulted from additional long-term investments made by Breda.

Accounts payable increased by $124,445 from year-end 1999 to year-end 2000. While there were increased cellular inventory payables at year-end 2000 because of the holiday season demand for cell phones, the overall change is due to timing differences in the payment of invoices.

The long-term debt decrease of $4,508,940 is the result of scheduled quarterly principal payments being paid in 2000 as well as the payoff of the Rural Telephone Finance Cooperative long term debt as noted above.

Other.

Breda's primary ongoing capital investment activity will currently continue to be additions to property, plant and equipment. For example, Breda continues to make investments in state-of-the-art technology in order to try to offer subscribers the best possible service. Capital expenditures for 1999 and 2000 were, respectively, $1,249,414 and $726,922, and are currently expected to be approximately $777,151 in 2001.

Breda does anticipate that substantial expenditures will need to be made for software upgrades that will become necessary in order for Breda, Prairie Telephone and Westside Independent to become compliant with the requirements of the Communications Assistance for Law Enforcement Act ("CALEA"). CALEA was passed in 1994 in response to rapid advances in telecommunications technology, such as the implementation of digital technology and wireless services, that have threatened the ability of law enforcement officials to conduct authorized electronic surveillance. CALEA requires telecommunications carriers to modify their equipment, facilities, and services to ensure that they are able to comply with authorized electronic surveillance. These modifications were originally scheduled to be completed by October 25, 1998, but in accord with an extension granted by the FCC, were generally to be completed by June 30, 2000. However, for wireline, cellular, and broadband personal communications services carriers, implementation of a packet-mode capability and six Department of Justice/Federal Bureau of Investigation "punch list" capabilities must be completed by June 30, 2001. Breda is currently seeking estimates for the cost to upgrade Breda's, Prairie Telephone's and Westside Independent's software as necessary to become compliant with the Act, but, as indicated, Breda anticipates substantial expenditures will be necessary, and that those expenditures may be as much as approximately $200,000. Breda does, however, intend to attempt to seek an extension of the time period in which Breda, Prairie Telephone and Westside Independent must become compliant with the Act, so that the software upgrades necessary to become compliant with the Act can be made over an extended basis and as part of the software enhancements that will be necessary as part of Breda's, Prairie Telephone's and Westside Independent's normal operations. If Breda were granted that extension, it is estimated that the extension would be for a one-year period.

As of December 31, 2000, Breda had approximately $2,157,290 on its one outstanding loan with the Rural Telephone Finance Cooperative. The interest rate on the loan was fixed on July 17, 1998, at 7.35% per annum. Prior to that date, the loan had a variable interest rate. The loan has a fifteen year term that matures in September, 2013.

Breda also plans to continue to consider expanding its core business of providing telephone services by looking at any opportunities which may arise to acquire additional telephone lines. There are no assurances, however, that any such opportunities will arise or that any such opportunities will fit into Breda's strategic plan.

Breda also has an interest in Alpine  Communications,  L.C., which was formed by
several  independent  telephone  companies.  Alpine  Communications,   L.C.  has
purchased US West telephone properties in northeastern Iowa.

Breda, Prairie Telephone and Westside Independent currently have no definite plans to provide any material additional or improved services to their subscribers. This determination may change quickly, however, given the rapidly changing technology in the telecommunications and cable industries.

As discussed above in the "DESCRIPTION OF BUSINESS" section of this annual report, Breda and Prairie Telephone have purchased spectrum for providing personal communications services in the Breda, Lidderdale and Yale telephone exchange areas. Prairie Telephone has also become a member in Guthrie Group, L.L.C., which is a limited liability company which has purchased spectrum for providing personal communications services in some areas in Guthrie County, Iowa. Breda has become a member in Carroll County Wireless, L.L.C., which is a limited liability company which has purchased spectrum for providing personal communications services in Carroll County, Iowa. Breda contemplates transferring its personal communications services licenses for its Breda and Lidderdale exchange areas to Carroll County Wireless, L.L.C. upon FCC approval of that transfer.

Personal communications services is a relatively new area in the telecommunications industry and includes wireless voice and data communication. Although difficult to predict, personal communications services may become very important in the future and may be highly competitive with current cellular services. Breda and Prairie Telephone have not made any firm decision on whether they will ever offer any personal communications services, and, as indicated above, Breda contemplates transferring the personal communications services licenses it holds for its Breda and Lidderdale exchange areas to Carroll County Wireless, L.L.C. Breda itself may therefore never directly offer personal communications services. Breda and Prairie Telephone do not, in any event, contemplate offering any personal communications services for at least 1 to 3 years, primarily because those services must first be available in surrounding areas before Breda and Prairie Telephone can provide those services. Guthrie Group, L.L.C. and Carroll County Wireless, L.L.C. do not contemplate offering personal communications services for at least 1 to 3 years, for the same reasons. Breda estimates that it will take at least 1 to 3 years for the surrounding areas to build out their personal communications systems to the point where Breda, Prairie Telephone, Guthrie Group, L.L.C. or Carroll County Wireless, L.L.C. could connect to those systems.

Breda, Prairie Telephone and Westside Independent do not currently own spectrum for all of the telephone exchange service areas serviced by them, and there is no guarantee that they will be able to acquire spectrum for all of those areas. The spectrum they do own is also limited to 10 MHz. As noted above, Breda also contemplates transferring its personal communications services licenses for its Breda and Lidderdale exchange areas to Carroll County Wireless, L.L.C. There is also no assurance that Guthrie Group, L.L.C. or Carroll County Wireless, L.L.C. will ever acquire any additional spectrum. Also, Breda, Prairie Telephone, Westside Independent, Guthrie Group, L.L.C. and Carroll County Wireless, L.L.C. will face competition in providing personal communications services because no exclusive rights can be acquired with respect to personal communications services.

The area of personal communications services is therefore an uncertain area for Breda, Prairie Telephone and Westside Independent.

Personal communications services are competitive with telephone and cellular services. Breda does not believe, however, that investments in personal communications services or in ventures which may be involved in personal communications services are inconsistent or in conflict with Breda's, Prairie Telephone's or Westside Independent's overall business. Breda also believes positioning itself to be able to offer personal communications services or investing in other ventures which may offer personal communications services are methods of attempting to diversify across the various telecommunications technologies which are available today or may become important in the future.

There are no current plans to expand the cable services areas of, or the cable services provided by, Tele-Services.

Breda and its subsidiaries have and will continue to incur capital expenditures in connection with upgrading their telephone, cable and other equipment and systems.

Breda will be upgrading its financial system software in the third quarter of 2001. Breda needs to upgrade the software in order to be able to continue to receive support for the software from the provider of the software. Breda also contemplates converting the financial software utilized by Westside Independent to the same financial system software now utilized by Breda and its other subsidiaries, with that conversion to be effectuated in either the fourth quarter of 2001 or the first quarter of 2002. The costs of the upgrades and conversions will not be material to Breda.

Breda believes that the funds from the sale of its direct broadcast satellite division and from the sale by Prairie Telephone of its shares of stock in Central Iowa Cellular, Inc., along with its anticipated normal operating revenues, will generate sufficient working capital for Breda and its subsidiaries to meet their current operating needs and maintain historical fixed asset addition levels.

                             DIRECTORS AND OFFICERS

The directors and executive officers of Breda as of the time of the preparation of this annual report were as follows:

        Name                    Age            Position(s)
        ----                    ---            -----------

    Dean Schettler              48             President and Director

    Clifford Neumayer           52             Vice-President and Director

    Larry Daniel                58             Secretary and Director

    Scott Bailey                38             Treasurer and Director

    Roger Nieland               65             Director

    John Wenck                  62             Director

    Dave Grabner                52             Director

Dean Schettler has been a director of Breda since April, 1997, and the President of Breda since April, 1998. His current term as a director will end at the annual meeting of Breda's shareholders which is held in 2003. He has also been a director of each of Breda's subsidiaries since April, 1997, and the president of each of those subsidiaries since April, 1998. Mr. Schettler has been employed by Pella Corporation, Pella, Iowa, since August, 1986. He was a moulder technician until August, 1997. Since that time he has been a production coordinator. Pella Corporation is a window and door manufacturer.

Clifford Neumayer has been the Vice-President and a director of Breda since April, 1996. His current term as a director of Breda will end at the annual meeting of Breda's shareholders which is held in 2002. He has also held each of those positions with each of Breda's subsidiaries since April, 1996. Mr. Neumayer has been self employed as a farmer since 1970.

Larry Daniel has been the Secretary and a director of Breda since April, 1995. His current term as a director of Breda will end at the annual meeting of Breda's shareholders which is held in 2001. He has also held each of those positions with each of Breda's subsidiaries since April, 1995. Mr. Daniel is a self-employed farmer, and has been for at least the last five years.

Scott Bailey has been a director of Breda since April, 1998. His current term as a director of Breda will end at the annual meeting of Breda's shareholders which is held in 2001. He has also served as a director of each of Breda's subsidiaries since April, 1998. He has been Breda's treasurer, and the treasurer of Breda's subsidiaries since April, 1999. Mr. Bailey was the finance manager of marketing and sales for Pella Corporation, Pella, Iowa, from August, 1993, to September, 1995. He has been a controller for Pella Corporation since September, 1995 to the present. Pella Corporation is a window and door manufacturer.

Roger Nieland was elected as a director of Breda at the annual shareholders meeting which was held in May, 2000, and his current term as a director of Breda will end at the annual meeting of Breda's shareholders which is held in 2003. He has also served as a director of each of Breda's subsidiaries since May, 2000. Mr. Nieland is currently self-employed as a farmer, and has been for at least the last five years. Mr. Nieland has been a director of Iowa Ethanol Coop since September, 1994. Iowa Ethanol Coop organized the start-up of a corn milling plant in Glidden, Iowa. The corn milling plant operates under the name Iowa Corn Processors. Mr. Nieland has also served as a trustee for Wheatland Township, in Carroll County, Iowa.

John Wenck has been a director of Breda since April, 1997. His current term as a director of Breda will end at the annual meeting of Breda's shareholders which is held in 2003. He has also served as a director of each of Breda's subsidiaries since April, 1997. Mr. Wenck is currently self employed as a farmer. He was also previously employed by the United Parcel Service as a delivery driver.

Dave Grabner has been a director of Breda since April, 1999. His current term as a director of Breda will end at the annual meeting of Breda's shareholders which is held in 2002. He has also served as a director of each of Breda's subsidiaries since April, 1999. Mr. Grabner is currently self employed as an electrician, and has been for at least the last five years. He was also previously self-employed as a farmer.

The number of directors for Breda is currently fixed at seven. Each of Breda's directors is elected to a three year term and until his or her successor is elected. The terms of the directors of Breda are staggered, so that three of the directors' terms expire in one year, two expire the next year, and two expire the following year. If a person has served for three consecutive terms as a director, that person must be off the board for at least one year before the person can again be elected as a director. Each director of Breda must also be a shareholder of Breda, and a director shall automatically cease to be a director if he or she sells or transfers all of his or her shares of common stock in Breda. Each director must also be at least 18 years of age.

The officers of Breda are elected annually by the board of directors at its annual meeting, and hold office until the next annual meeting of the board of directors and until their successors are chosen. Officers may be removed by the board of directors at any time, with or without cause. Each officer must also be a director and a shareholder of Breda. The officers of Breda are identified in the above table and discussions.

Breda believes that two of its employees are making, and will continue to make, a significant contribution to its business. Those employees are as follows:

               Name                 Age               Position
               ----                ----               --------

      Robert J. Boeckman            39                Chief Operating Officer

      Jane A. Morlok                47                Chief Financial Officer

Mr. Boeckman has been employed by Breda in various capacities since May, 1982. Prior to January, 1995, he was Breda's assistant manager. He has been the manager since January, 1995, and he was given the title of chief operating officer in March, 1998.

Ms. Morlok became the co-manager of Breda on March 30, 1998. Her current title is chief financial officer. Ms. Morlok was the assistant administrator/CFO of Manning Regional Healthcare Center in Manning, Iowa from July of 1987 until March 20, 1998. Her responsibilities in that position included budgeting, reimbursement and rate setting for the hospital and nursing home run by the Manning Regional Healthcare Center, as well as daily general ledger operations and IRS filings. She also provided similar services to several other affiliated corporations.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Breda is authorized to issue 5,000,000 shares of common stock. Breda had 37,241 shares of its common stock issued and outstanding as of December 31, 2000. Those shares were held by approximately 607 different shareholders.

Breda's common stock is not listed on any exchange, and there is no public trading market for Breda's common stock. Breda has not agreed to register any shares of its common stock under any federal or state securities laws. An investment in Breda's common stock is also not a liquid investment because the Amended and Restated Articles of Incorporation of Breda establish various conditions on the issuance of, and various restrictions on the transfer of, shares of its common stock. Those conditions and restrictions are summarized in the following paragraphs.

The common stock can only be issued to:

     o residents of the Breda or Lidderdale telephone exchange areas served by Breda who subscribe to Breda's telephone services, and

     o    entities which have their  principal place of business in the Breda or
          Lidderdale   telephone  exchange  areas  served  by  Breda  and  which
          subscribe to Breda's telephone services.

As indicated, only residents of the Breda and Lidderdale telephone exchange service areas served by Breda are eligible to purchase stock. Although Breda also provides telephone services to Macedonia, Iowa and the surrounding area, residents of Macedonia, Iowa and the surrounding rural area cannot acquire any shares of common stock of Breda even if they are receiving telephone services from Breda. Subscribers to any services from any of Breda's subsidiaries also cannot buy common stock of Breda unless they otherwise meet the requirements discussed above in this paragraph.

Since approximately January 1, 1996, no person has been allowed to purchase more than thirty shares of common stock from Breda. A shareholder can own more than thirty shares, subject to the 1% limitation discussed in the following paragraph, but only thirty shares can be acquired through issuance of the shares by Breda.

No shareholder may own more than 1% of the total issued and outstanding common stock of Breda, unless:

     o the shareholder already exceeded that percentage on February 28, 1995, or

     o the shareholder goes over 1% as a result of Breda redeeming shares of its common stock from other shareholders.

In either of those cases, the shareholder may not increase the percentage of shares owned by the shareholder. If a shareholder owns 5% or more of the ownership interests of an entity which owns shares of Breda's common stock, the shares of Breda's common stock held by that entity and by the shareholder will be added together for determining whether the 1% limitation is exceeded.

There can generally only be one shareholder for each telephone number served by Breda. There can also generally only be one shareholder for each household receiving telephone services from Breda, even if the household has more than one telephone number.

Breda's board of directors determines the purchase price payable for newly-issued shares of Breda's common stock. Breda's board of directors also determines the redemption price that will be paid by Breda if it elects to redeem a shareholder's shares in any of the circumstances in which Breda has the right to purchase those shares. Breda has that right if:

     o the shareholder is no longer receiving services from Breda, unless the shareholder already was not receiving services from Breda on February 28, 1995;

     o the shareholder no longer resides in the Breda or Lidderdale telephone exchange areas served by Breda, unless the shareholder already resided outside those areas on February 28, 1995; or

     o the shareholder dies, unless the heir of the shares of Breda's stock meets the eligibility requirements for ownership of Breda's stock.

The board of directors has historically established the issuance price and the redemption price at approximately 75% of the book value of Breda. The board of directors has historically made this determination in March or April of each year, based upon Breda's then most recent year-end audited financial statements. Breda's fiscal year ends on December 31. The price is then generally announced and becomes effective at the annual shareholders meeting for that year. The issuance price and the redemption price as so determined by the board of directors then generally applies until the board of directors makes a new determination and announces the new price at the next annual shareholders meeting.

Under this approach, the issuance price and redemption price determined in 1995, 1996, 1997, 1998 and 1999 was, respectively, $27, $31, $41, $64 and $82.

The board of directors departed from its historical practice, however, on November 2, 1999, by adopting a resolution fixing the issuance price for newly-issued shares and the redemption price to be $149 per share. The $149 amount was not based on Breda's book value, but rather was roughly based upon the average sales price of $150.58 per share in the auction that was held in October of 1999. The auction is discussed below. The board of directors took this action because it believed the referenced auction provided it with a basis to make a more current determination on this issue. The board of directors also believed it was appropriate to make a new determination of the issuance price and redemption price at that time given the sale of Breda's direct broadcast satellite operation. The sale of that operation resulted in a pre-tax gain of $7,436,415. The sale was not included in Breda's books until the first quarter of 1999, however, and was therefore not included in the 1998 year-end financial statements utilized by the board of directors in establishing the $82 purchase price in early 1999.

The board of directors returned to its historical practices at its meeting on March 13, 2000, at which time the board of directors adopted a resolution fixing the issuance price and redemption price for Breda's shares of common stock to be $180 per share. The $180 amount was determined based upon Breda's 1999 audited financial statements. The $180 per share price was announced at, and became effective at, the May 17, 2000 annual meeting of the shareholders of Breda. If the above described historical practices were followed, the $180 per share amount would have continued until the next annual determination was made by the board of directors and announced at the next annual shareholders meeting.

The board of directors determined to depart from its historical practices on this issue, however, at a meeting of the board of directors held on June 12, 2000. At that meeting, the directors adopted a resolution fixing the issuance price for newly issued shares of Breda's common stock and the redemption price for Breda's shares of common stock at $235 per share. The board of directors took this action because it believed that it was appropriate to make a new determination of the issuance price and the redemption price to reflect the receipt by Prairie Telephone of most of the net after-tax proceeds of the sale by Prairie Telephone of its shares of stock in Central Iowa Cellular, Inc. The $235 per share amount was determined by taking approximately 75% of the then net after-tax proceeds of the sale on a per share basis and adding that figure to the previously determined issuance and redemption price of $180 per share. The shareholders of Breda were notified of the increase in the issuance price and the redemption price for Breda's shares of common stock from $180 to $235 per share by letter dated June 14, 2000.

Prairie Telephone's sale of its shares of stock in Central Iowa Cellular, Inc. is discussed above in this annual report. At the time the board made its determination on June 12, 2000, Prairie Telephone had received, in the aggregate, approximately $5,108,280, before taxes, and it was estimated that Prairie Telephone would retain approximately $3,147,676 of that amount, after taxes. For purposes of determining the new issuance price and redemption price discussed above, Prairie Telephone's basis in its 3,000 shares of common stock of Central Iowa Cellular, Inc. of approximately $206,770 was deducted from the after-tax amount of $3,147,676. As indicated, the board of directors believed this was a material event which made it appropriate to make a new determination of the issuance price and redemption price for shares of Breda's common stock.

The board of directors currently intends to otherwise address this issue on an annual basis, however, consistent with the above described historical practices of the board of directors, except that the board of directors may determine to depart from those historical practices again in the future in the event of the occurrence of what the board of directors believes are other material or significant events. Accordingly, it is presently contemplated that the board of directors will establish a new issuance price and redemption price effective at or around the 2001 annual meeting of the shareholders, and that the price will be set at approximately 75% of the book value of Breda as of December 31, 2000. Breda estimates that the issuance price and redemption price that will be set at or around the 2001 annual meeting of the shareholders will be approximately $258.

The issuance and redemption price as determined by the board of directors has increased from $27 per share in 1995 (based on the 1994 year-end audited financial statements of Breda) to $235 per share pursuant to the June 12, 2000 action of the board of directors as described above. Breda does not believe that the amount of this increase is indicative of potential future increases, however, in particular given that:

     o The referenced increase was due primarily to two "one-time" material events, those being the sale of Breda's direct broadcast satellite operation and the sale of Prairie Telephone's stock in Central Iowa Cellular, Inc., and

     o Breda does not currently foresee any material increase in revenues from its or any of its subsidiaries' normal and ordinary course business operations, and, in fact, sees continuing downside pressure on those revenues.

Since there is no public trading market or any other principal market for Breda's common stock, repurchases of common stock by Breda currently is the primary method for a shareholder to be able to sell the shareholder's shares. As discussed below, an auction was held in October, 1999, at which shareholders desiring to sell their shares of Breda's common stock were given the opportunity to sell those shares to other Breda shareholders, but there are no current plans to arrange any other auctions in the future. Breda also maintains a list of shareholders desiring to sell their shares, and of other shareholders desiring to purchase those shares, as discussed below.

In any of the circumstances where Breda has the right to redeem a shareholder's shares, a shareholder may, with the consent of Breda's board of directors, transfer the shareholder's shares to another person who is eligible to be a shareholder by reason of the fact that the person is receiving services from Breda and is residing in the Breda or Lidderdale telephone exchange areas served by Breda.

No shareholder can sell or transfer any of his or her shares of Breda to any person who is not eligible to be a shareholder in Breda by reason of the fact that the person is receiving services from Breda and is residing in the Breda or Lidderdale telephone exchange areas served by Breda, with one exception. The exception is that a person who was a shareholder on July 20, 1995, may make a one time transfer of the shares held by the person on that date to a family member of the shareholder (which means a spouse, natural born or adopted child, grandchild, parent, grandparent, or sibling) even if the family member is not receiving services from Breda and is not residing in the Breda or Lidderdale telephone exchange areas served by Breda. These transfers are not subject to Breda's right of first refusal described in the following paragraph. Any family member receiving shares by this process does not have the same right, however, and can only sell or transfer the shares in accordance with the Amended and Restated Articles of Incorporation of Breda.

Any shareholder who wants to sell or transfer his or her shares in Breda to another shareholder or person who is eligible to be a shareholder must first give Breda the right to purchase the shares. In this case, the shareholder must give Breda at least sixty days prior written notice of the proposed sale, including a copy of the written offer to purchase the shares. Breda may elect to purchase the shares for the same price offered to the shareholder at any time within sixty days after it receives the notice from the shareholder. If Breda elects to buy the shares, it must pay the purchase price in full upon the shareholder surrendering the stock certificates for the shares to Breda.

Breda's bylaws may also contain provisions restricting the transfer of shares. The current bylaws do not contain any restrictions, other than some of those described in this annual report, but the bylaws can be amended by the directors or shareholders at any time.

Over the period of January 1, 1996 through June 24, 1996, Breda repurchased four hundred and twenty-four shares of its common stock from two shareholders, at a purchase price of $27 per share. Over the period of June 25, 1996 through February 20, 1997, Breda repurchased seven hundred and eighty-nine shares from nine different shareholders, at a purchase price of $31 per share. Over the period of February 21, 1997 through March 1, 1998, Breda repurchased one thousand nine hundred and ninety-six shares of its common stock from fourteen different shareholders, at a purchase price of $41 per share. Over the period of March 2, 1998 through December 31, 1998, Breda repurchased three hundred and fifty-eight shares of its common stock from five different shareholders, at a purchase price of $64 per share.

No shares were repurchased by Breda during the period of December 31, 1998 through December 31, 1999, except that in November, 1999, Breda did effectuate a repurchase of forty shares by depositing the purchase price for those forty shares with the appropriate Iowa authorities under Iowa's escheat laws. The forty shares were held of record by twenty different shareholders that Breda had been unable to locate. The purchase price utilized for this purpose was the then current $149 per share price as established by the board of directors pursuant to the procedures which are discussed above in this section of this annual report. Breda also deposited the amount of the April 21, 1999 dividend that was otherwise payable on the forty shares. The total amount deposited by Breda was $6,080, with $120 of that amount being for the April 21, 1999 dividend.

Over the period of January 1, 2000 through December 31, 2000, Breda repurchased four hundred forty-one shares of its common stock from fourteen different shareholders, at a purchase price of $235 per share.

There may have been transfers among the shareholders of Breda during the above periods for which Breda did not exercise its right of first refusal.

Breda's ability to repurchase any of its shares is subject to certain restrictions in its loan agreements with the RTFC. Those restrictions are discussed below in this item.

Breda has no plans to and has not agreed to register any of its shares of common stock under any federal or state securities laws. Since Breda has been subject to the reporting requirements of the

Securities Exchange Act of 1934 for a period of ninety days, Rule 144 under the Securities Act of 1933 would be available to permit the resale of shares of common stock by shareholders, subject to certain restrictions contained in Rule 144, including the requirement that the shareholder has held his or her shares for a period of at least one year prior to the date of resale. Once a shareholder (other than a shareholder who is an officer or director of Breda) has held his or her shares of common stock for a period of two years, the shareholder would be able to resell the shares without restriction under Rule
144. As discussed above, however, the governing documents of Breda impose numerous material limitations and restrictions on a shareholder's ability to sell or transfer any shares of Breda's common stock, all of which apply regardless of what Rule 144 might otherwise allow.

The marketability and value of Breda's shares of common stock may also be limited by some of the other terms of the common stock. For example, each shareholder is entitled to only one vote on each matter presented to the shareholders, regardless of the number of shares of common stock held by the shareholder, with one exception regarding shareholders who previously held Class A stock of Breda. Those shareholders have one vote for each share of former Class A stock previously held by them on February 28, 1995, until one of the following occurs:

     o    the shareholder no longer receives service from Breda,

     o the shareholder no longer resides in the Breda or Lidderdale telephone exchange area served by Breda,

     o    the shareholder dies, or

     o    the shareholder transfers the shareholder's shares to someone else.

As of March 1, 2001, there were 21 shareholders with multiple voting rights arising from their prior ownership of Class A stock, and they have one vote for each share of the former Class A stock previously held by them.

An auction was held on October 24, 1999, where shareholders desiring to sell their shares of Breda's common stock were given the opportunity to sell those shares to other Breda shareholders desiring to purchase additional shares of Breda's common stock. Breda paid the costs of the auction, except that the sellers paid the auction fees and clerking fees related to their shares. The auction was provided for the convenience of Breda's shareholders, and no shares were repurchased or issued by Breda pursuant to the auction. A total of 1,924 shares of common stock were sold by 32 different shareholders to 25 other shareholders of Breda, for purchase prices ranging from $145 per share to $180 per share. As discussed above, Breda had a right of first refusal to purchase all of the shares sold in the auction, but elected not to exercise its right. Breda did, however, offer to purchase shares in the auction for $142 per share, but no shareholder chose to sell the shareholder's shares to Breda at that price. The $142 figure was approximately 60% of Breda's book value per share as of the close of the second quarter in 1999. No officers or directors of Breda sold or purchased any shares in the auction. Breda does not have any plans to arrange any other auctions in the future.

The board of directors of Breda has also determined to allow shareholders to advise Breda of the fact that they desire to sell any or all of their shares of Breda's common stock to any qualified buyer, and to allow qualified buyers to advise Breda of the fact that they desire to purchase shares of Breda's common stock from other shareholders of Breda. Breda will keep a list of those shareholders and qualified buyers, and make the list available to all of the shareholders and qualified buyers on the list. A qualified buyer is a person who is a resident of the Breda or Lidderdale telephone exchange areas served by Breda who subscribes to Breda's telephone services, or an entity which has its principal place of business in the Breda or Lidderdale telephone exchange areas served by Breda and which subscribes to Breda's telephone services. A person or entity cannot, however, be a qualified buyer if the person or entity already owns more than 1% of the total issued and outstanding shares of common stock of Breda. Also, a qualified buyer cannot purchase shares from any shareholder of Breda to the extent that the shares purchased by the qualified buyer would cause the qualified buyer to own more than 1% of the total issued and outstanding shares of common stock of Breda. If a person owns 5% or more of the ownership interests of an entity which owns shares of Breda's common stock, the shares of Breda's common stock held by that entity and by the person will be added together for determining whether the 1% limitation is exceeded. The 1% limitation is set forth in the Amended and Restated Articles of Incorporation of Breda. The terms of any sale between a shareholder and a qualified buyer will be negotiated by them, and no one will be required to sell or buy any shares because their name is on the list. Breda also retains its right to purchase any shares being sold by any shareholder to any qualified buyer under the right of first refusal granted to Breda in its Amended and Restated Articles of Incorporation.

There were five separate sales of shares between shareholders on the list during the calendar year 2000. Two sales each involved two shares, which were sold for $235 per share. One sale involved fifty-three shares, which were sold for $235 per share. One sale involved thirty-one shares, which were sold for $155 per share. One sale involved two shares, which were sold for $149 per share. Breda elected not to exercise its right of first refusal on these sales.

Breda does not participate in, and has no responsibility for, negotiating the terms and conditions of any sale of shares between anyone on the list. Breda did, however, advise its shareholders by letter in February, 2000, that it recommended that shareholders cease buying and selling shares until Breda was able to share information with the shareholders concerning some corporate action that could affect the value of Breda's common stock. Breda did not identify the corporate action in the letter, but the corporate action that Breda was making reference to in that letter was the then potential sale of Prairie Telephone's stock in Central Iowa Cellular, Inc., which is discussed elsewhere in this annual report. Although no letter of intent or any other agreements for the sale of that stock had been entered into at the time of the letter to the shareholders, Prairie Telephone had been contacted about the possibility of selling its shares in Central Iowa Cellular, Inc. at that time.

Through March 31, 2001, Breda had only declared three dividends to its shareholders since Breda was incorporated in 1964. One of those dividends was declared on April 21, 1999. It was in the amount of $3.00 per share, for an aggregate dividend of $113,166. The second dividend was declared on March 13, 2000. It was also in the amount of $3.00 per share, for an aggregate dividend of $113,046. The third dividend was declared at the March 12, 2001 meeting of the board of directors. The dividend is $3.00 per share, and is payable on or before the 2001 annual meeting of the shareholders which is scheduled to be held on May 16, 2001.

Payment of dividends is within the discretion of Breda's board of directors, and out of funds legally available therefore as provided in the Iowa Business Corporation Act. Breda's ability to declare and pay dividends is also restricted by some of the covenants in its loan agreements with the RTFC. Under those agreements, Breda may not pay any dividends without the prior written approval of the RTFC unless, after the payment, Breda is in compliance with the various ratios, net worth and margin requirements set forth in the loan agreements. Breda also may not pay any dividends if Breda is in default under the loan agreements or if the payment of the dividends would cause Breda to be in breach of the loan agreements.

Those restrictions in the RTFC loan agreements also apply to Breda's purchase or redemption of any of its stock and to any other distributions to its shareholders, so the restrictions may preclude Breda from being able to repurchase its shares of stock as otherwise discussed in this section of this annual report.

Breda does not currently believe, however, that the restrictions in the RTFC loan agreements will preclude Breda from paying any dividends or distributions or from repurchasing any of its shares of common stock, should Breda otherwise determine to do so.

No shares of stock were issued by Breda in 2000. There are currently no outstanding warrants, options or other rights to purchase any shares of common stock of Breda, and there are also currently no outstanding securities which are convertible into or exchangeable for common stock of Breda. Breda's shares of common stock are not convertible into any other securities.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

Breda has not had any change in its accountants during the last two fiscal years, or any disagreements with its accountants during that period which are of the type required to be disclosed under this section of this annual report.

                        AVAILABILITY OF OTHER INFORMATION

Breda will provide to each shareholder, upon the written request of the shareholder, a copy of Breda's annual report on Form 10-KSB for the year ended
December 31, 2000. The annual report on Form 10-KSB will be provided without charge. Shareholders should direct any written request to Breda at the following address:

        Breda Telephone Corp.
        103 East Main
        P.O. Box 190
        Breda, Iowa 51436

The request should be directed to the attention of Dean Schettler, President of Breda.

                              FINANCIAL STATEMENTS

     The following pages are certain financial statements of Breda with respect to the years ended December 31, 1999 and December 31, 2000.

            [The remainder of this page is intentionally left blank.]

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                        CONSOLIDATED FINANCIAL STATEMENTS
                        WITH INDEPENDENT AUDITORS' REPORT
                     Years Ended December 31, 2000 and 1999

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                                    CONTENTS

                                                                            Page
                                                                            ----

Independent Auditors' Report                                                   1

Consolidated Financial Statements:

     Consolidated Balance Sheets                                           2 - 3

     Consolidated Statements of Income                                         4

     Consolidated Statements of Stockholders' Equity                           5

     Consolidated Statements of Cash Flows                                     6

     Notes to Consolidated Financial Statements                           7 - 18

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Breda Telephone Corporation and Subsidiaries
Breda, Iowa

We have audited the accompanying consolidated balance sheets of Breda Telephone Corporation (an Iowa corporation) and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Breda Telephone Corporation and subsidiaries as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.


Kiesling Associates, LLP
Emmetsburg, Iowa
February 1, 2001

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2000 and 1999

                                                         2000           1999
                                                      -----------    -----------
                                  ASSETS

CURRENT ASSETS
    Cash and cash equivalents                         $ 1,104,577    $   411,341
    Temporary investments                                 269,840         94,810
    Accounts receivable                                   703,468        681,675
    Interest receivable                                    50,800         67,580
    Prepaid income taxes                                  336,465        542,330
    Inventories                                            92,058         88,479
    Other                                                   5,383         77,527
                                                      -----------    -----------
                                                        2,562,591      1,963,742
                                                      -----------    -----------


OTHER NONCURRENT ASSETS
    Long-term investments                               2,888,500      4,417,624
    Other investments                                   2,806,107      2,725,488
    Intangibles, net of accumulated amortization        1,107,625      1,222,372
    Deferred income taxes                                 113,595         11,360
                                                      -----------    -----------
                                                        6,915,827      8,376,844
                                                      -----------    -----------


PROPERTY AND EQUIPMENT                                  6,176,434      6,340,193
                                                      -----------    -----------


TOTAL ASSETS                                          $15,654,852    $16,680,779
                                                      ===========    ===========


        The accompanying notes are an integral part of these consolidated financial statements.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2000 and 1999

                                                                                  2000         1999
                                                                              -----------   -----------
                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Current portion of long-term debt                                           $   118,300   $   608,412
  Accounts payable                                                                364,232       239,787
  Accrued taxes                                                                   134,611       125,643
  Other                                                                           170,670       104,258
                                                                              -----------   -----------

                                                                                  787,813     1,078,100
                                                                              -----------   -----------

LONG-TERM DEBT, less current portion                                            2,038,990     6,547,930
                                                                              -----------   -----------

STOCKHOLDERS' EQUITY
  Common stock - no par value, 5,000,000 shares authorized,
    37,241 and 37,682 shares issued and outstanding at $235
    and $149 stated values, respectively                                        8,751,635     5,614,618
  Retained earnings                                                             4,076,414     3,440,131
                                                                              -----------   -----------
                                                                               12,828,049     9,054,749
                                                                              -----------   -----------


                TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $15,654,852   $16,680,779
                                                                              ===========   ===========



        The accompanying notes are an integral part of these consolidated financial statements.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                        CONSOLIDATED STATEMENTS OF INCOME
                     Years Ended December 31, 2000 and 1999


                                                        2000           1999
                                                    -----------    ------------

OPERATING REVENUES                                  $ 6,052,154    $ 5,290,546
                                                    -----------    -----------

OPERATING EXPENSES
   Cost of services                                   2,234,958      1,681,865
   Depreciation and amortization                      1,101,022      1,012,964
   Selling, general, and administration               1,861,516      1,813,784
                                                    -----------    -----------
                                                      5,197,496      4,508,613
                                                    -----------    -----------

OPERATING INCOME                                        854,658        781,933
                                                    -----------    -----------

OTHER INCOME (EXPENSES)
   Interest and dividend income                         460,509        473,964
   Interest expense                                    (422,561)      (503,302)
   Interest during construction                              --         26,441
   Loss on sale of investments                          (67,261)       (78,771)
   Gains on sales of cellular and DBS investments     5,018,714      7,436,415
   Income from cellular investments                     674,204        123,109
   Other, net                                            10,418        (86,206)
                                                    -----------    -----------
                                                      5,674,023      7,391,650
                                                    -----------    -----------


INCOME BEFORE INCOME TAXES                            6,528,681      8,173,583
                                                    -----------    -----------


INCOME TAXES                                          2,538,700      3,107,734
                                                    -----------    -----------


NET INCOME                                          $ 3,989,981    $ 5,065,849
                                                    ===========    ===========


NET INCOME PER COMMON SHARE                         $    106.39    $    134.44
                                                    ===========    ===========



        The accompanying notes are an integral part of these consolidated financial statements.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA


                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                           December 31, 2000 and 1999

                                                         Common Stock               Retained
                                                  Shares           Amount           Earnings          Total
                                                ----------       -----------       -----------     -----------
Balance at December 31, 1998                        37,722       $ 2,414,208       $ 1,693,818       4,108,026

  Comprehensive Income:
  Net income                                                                         5,065,849       5,065,849

  Dividends paid                                                                      (113,166)       (113,166)

  Common stock redeemed, net                           (40)           (5,960)                           (5,960)

  Stated value stock adjustment                                    3,206,370        (3,206,370)
                                                ----------       -----------       -----------     -----------

Balance at December 31, 1999                        37,682         5,614,618         3,440,131       9,054,749

  Comprehensive Income:
  Net income                                                                         3,989,981       3,989,981

  Dividends paid                                                                      (113,046)       (113,046)

  Common stock redeemed, net                          (441)         (103,635)                         (103,635)

  Stated value stock adjustment                                    3,240,652        (3,240,652)
                                                ----------       -----------       -----------     -----------

Balance at December 31, 2000                        37,241       $ 8,751,635       $ 4,076,414     $12,828,049
                                                ==========       ===========       ===========     ===========



        The accompanying notes are an integral part of these consolidated financial statements.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA


                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2000 and 1999


                                                              2000           1999
                                                          ------------   -----------


CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                              $ 3,989,981    $ 5,065,849
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation and amortization                           1,101,022      1,012,964
    Amortization of investment tax credits                     (9,769)        (9,769)
    Deferred income taxes                                     (92,466)      (270,479)
    Gains on sales of cellular and DBS investments         (5,018,714)    (7,436,415)
    Loss on disposal of assets                                     --         73,996
    Loss on joint venture, net                                 12,868         15,864
    Changes in operating assets and liabilities:
      (Increase) decrease in assets                           269,417       (656,382)
      Increase (decrease) in liabilities                       78,795       (268,312)
                                                          -----------    -----------
    Net cash provided by (used in) operating activities       331,134     (2,472,684)
                                                          -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                       (726,922)    (1,249,414)
  Cost of removing plant, net of salvage                           --          6,475
  Purchase of investments                                  (1,201,867)    (6,018,790)
  Proceeds from sale of investments                         2,555,960      3,150,951
  Increase in other investments                              (300,806)      (273,330)
  (Increase) decrease in intangibles                           25,436        (28,825)
  Proceeds from sale of DBS investment                             --      8,038,197
  Proceeds from sale of cellular investment                 5,226,034             --
                                                          -----------    -----------
    Net cash provided by investing activities               5,577,835      3,625,264
                                                          -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Common stock redeemed                                      (103,635)        (5,960)
  Repayment of long-term debt                              (4,999,052)      (655,072)
  Repayment of line of credit                                      --       (750,000)
  Dividends paid                                             (113,046)      (113,166)
                                                          -----------    -----------
    Net cash used in financing activities                  (5,215,733)    (1,524,198)
                                                          -----------    -----------

NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                                693,236       (371,618)
                                                          -----------    -----------


CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                411,341        782,959
                                                          -----------    -----------


CASH AND CASH EQUIVALENTS AT END OF YEAR                  $ 1,104,577    $   411,341
                                                          ===========    ===========



        The accompanying notes are an integral part of these consolidated financial statements.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Basis of Presentation

          The Breda Telephone Corporation is a provider of telecommunications exchange and local access services, cable television services, telemarketing services, internet services and telecommunications equipment in a service area located primarily in western Iowa.

          The accounting policies of the Company and its subsidiaries conform to generally accepted accounting principles in the United States of America and reflect practices appropriate to the telephone and cable television industries. Management uses estimates and assumptions in preparing its consolidated financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, revenues and expenses, and the disclosure of contingent revenues and expenses. Telephone operations reflect practices appropriate to the telephone industry. The accounting records of the Company's telephone operations are maintained in accordance with the Uniform System of Accounts for Class A and B Telephone Companies prescribed by the Federal Communications Commission as modified by the Iowa State Utilities Division (ISUD).

          The accounting records of the Company's cable television operations are maintained in accordance with the Uniform System of Accounts for Class A CATV Companies as prescribed by the National Association of Regulatory Utility Commissioners.

          Principles of Consolidation

          The consolidated financial statements include the accounts of Breda Telephone Corporation and its wholly-owned subsidiaries, Prairie Telephone Company, Inc., Westside Independent Telephone Company, and Tele-Services, Ltd. (herein referred to as "the Company"). All material intercompany transactions have been eliminated in consolidation.

          Cash and Cash Equivalents

          All highly liquid investments with a maturity of three months or less at the time of purchase are considered cash equivalents.

          Investments

          Certificates of deposit bought and held by the Company until maturity are carried at cost, which approximates market.

          Debt and marketable equity securities bought and held principally for selling in the near future are classified as trading securities and carried at fair value. Unrealized holding gains and losses on trading securities are reported in earnings. Debt and marketable equity securities classified as available-for-sale are carried at fair value with unrealized holding gains and losses recorded as a separate component of stockholders' equity. Debt securities for which the Company has both the positive intent and ability to hold to maturity are classified as held-to-maturity and are carried at amortized cost. The Company used the FIFO method of computing realized gains and losses.

          Nonmarketable equity investments, over which the Company has significant influence and/or a 20% ownership, are reflected on the equity method. Other nonmarketable equity investments are stated at cost.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (Continued)

          Inventories

          Inventories include both merchandise held for resale and materials and supplies. Merchandise held for resale is recorded at the lower of cost or market with cost determined by the average cost method. Materials and supplies are recorded at average cost.

          Property and Equipment

          Property and equipment are capitalized at original cost, including the capitalized cost of salaries and wages, materials, certain payroll taxes, employee benefits and interest incurred during the construction period.

          The Company provides for depreciation for financial reporting purposes on the straight-line method by the application of rates based on the estimated service lives of the various classes of depreciable property. These estimates are subject to change in the near term.

          Renewals and betterments of units of property are charged to telephone plant in service. When telephone plant is retired, its cost is removed from the asset account and charged against accumulated depreciation together with removal cost less any salvage realized. No gains or losses are recognized in connection with routine retirements of depreciable property. Repairs and renewals of minor items of property are included in plant specific operations expense.

          Repairs of other property, as well as renewals of minor items of property are included in plant specific operations expense. A gain or loss is recognized when other property is sold or retired.

          Long-Lived Assets, Including Intangibles

          The Company would provide for impairment losses on long-lived assets, including intangibles used in operations, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Based on current conditions, management does not believe any of its long-lived assets are impaired.

          Income Taxes

          Income taxes are accounted for using a liability method and provide for the tax effects of transactions reported in the consolidated financial statements including both taxes currently due and deferred. Deferred taxes are adjusted to reflect deferred tax consequences at current enacted tax rates. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities arise from differences between the basis of property and equipment and partnership profits and losses. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

          Investment tax credits (ITC), which were deferred prior to the Tax Reform Act of 1986, are being amortized over the life of the plant which produced the ITC.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (Continued)

          Revenue Recognition

          The Company recognizes revenues when earned regardless of the period in which they are billed. The Company is required to provide telephone service to subscribers within its defined service territory.

          Local network service, cable television service and internet service revenues are recognized over the period a subscriber is connected to the telephone and cable television networks.

          Network access and long distance service revenues are derived from charges for access to the Company's local exchange network. The interstate portion of access revenues is based, in part, on an average schedule company settlement formula administered by the National Exchange Carrier Association (NECA) which is regulated by the FCC. The traffic sensitive portion of interstate access revenues is billed on an individual company access charge structure as approved by the FCC. The intrastate portion of access revenues is billed on an individual company tariff access charge structure based on expense and plant investment of the Company as approved by the state regulatory authority. The tariffs developed from these formulas are used to charge the connecting carrier and recognize revenues in the period the traffic is transported based on the minutes of traffic carried. Long distance revenues are recognized at the time a call is placed based on the minutes of traffic processed at tariffed and contracted rates.

          Other revenues include telemarketing services and contractually determined arrangements for the provision of billing and collecting services and are recognized in the period when the services are performed.

          The Company uses the reserve method to recognized uncollectible customer accounts.

          Reclassifications

          Certain reclassifications have been made to the 1999 financial statements to conform with the 2000 presentation.

NOTE 2.   TEMPORARY AND LONG-TERM INVESTMENTS

          The amortized cost and fair value of certificates of deposit and investments classified as held-to-maturity and available-for-sale are as follows:

                                                             Gross         Gross
                                             Amortized    Unrealized     Unrealized        Fair
                December 31, 2000               Cost         Gains         Losses          Value
                                            -----------   -----------    -----------    -----------
          Certificates of deposit           $   350,000   $              $              $   350,000

          Held-to-Maturity:
             Municipal bonds                  2,497,186        22,772        (23,003)     2,496,955
             U.S. Treasury notes                  5,000                         (139)         4,861
             Government securities              266,745         1,249         (1,543)       266,451

          Available-for-Sale:
             Marketable equity securities        39,409                                      39,409
                                            -----------   -----------    -----------    -----------
                                            $ 3,158,340   $    24,021    $   (24,685)   $ 3,157,676
                                            ===========   ===========    ===========    ===========

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 2.   TEMPORARY AND LONG-TERM INVESTMENTS, (Continued)

                                                             Gross        Gross
                                             Amortized    Unrealized    Unrealized        Fair
                 December 31, 1999              Cost         Gains        Losses          Value
                                            -----------   -----------   -----------    -----------
          Held-to-Maturity:
             Municipal bonds                $ 4,361,468   $     2,050   $  (141,995)   $ 4,221,523
             U.S. Treasury notes                 59,894                      (5,908)        53,986
             Government securities               51,663                      (3,506)        48,157

          Available-for-Sale:
             Marketable equity securities        39,409                                     39,409
                                            -----------   -----------   -----------    -----------
                                            $ 4,512,434   $     2,050   $  (151,409)   $ 4,363,075
                                            ===========   ===========   ===========    ===========

                                                2000          1999
                                            -----------   -----------
          Amounts classified as:
             Current                            269,840        94,810
             Noncurrent                       2,888,500     4,417,624
                                            -----------   -----------
                                            $ 3,158,340   $ 4,512,434
                                            ===========   ===========

          There were no sales of available-for-sale securities during 2000 or 1999 and; therefore, no proceeds nor any realized gains or losses for either year.

          Certificates of deposit and investments classified as held-to-maturity at December 31, 2000, are summarized below by contractual maturity date:

          Due in one year or less                              $  230,431
          Due after one year through five years                 1,635,125
          Due after five years                                  1,253,375
                                                               ----------
                                                               $3,118,931
                                                               ==========

NOTE 3.   OTHER INVESTMENTS

          Other  investments   include   nonmarketable   equity  securities  and
          certificates,   along  with  investments  in   partnerships,   limited
          liability companies and joint ventures as follows:

                                                                 2000         1999
                                                              ----------   ----------
          Alpine Communications, L.C                          $  781,579   $  781,579
          Rural Telephone Finance Cooperative - certificates     502,889      533,319
          RSA #1, Ltd.                                           348,542      348,542
          RSA #7, Ltd.                                           144,049      144,049
          RSA #8, Ltd.                                           310,491      310,491
          Central Iowa Cellular, Inc.                                 --      206,770
          NECA Services, Inc. - stock                            300,000           --
          Rural Telephone Bank - stock                           165,789      164,841
          Quad County Communications                             123,327      136,192
          Iowa Network Services - stock                           78,705       78,705
          Carroll County Wireless, L.L.C                          30,599           --
          Guthrie Group, L.L.C                                     9,137       10,000
          Other                                                   11,000       11,000
                                                              ----------   ----------
                                                              $2,806,107   $2,725,488
                                                              ==========   ==========

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 3.   OTHER INVESTMENTS, (Continued)

          The   Company   continues   to  have  a  15.77%   interest  in  Alpine
          Communications, L.C. (Alpine). The Alpine group operates several telephone exchanges in eastern Iowa.

          The Company's percentage interests in RSA #1, Ltd., RSA #7, Ltd. and RSA #8, Ltd. are 9.1%, 7.1% and 11.7%, respectively, at December 31, 2000. In addition, the Company owns a 16.7% interest in RSA #9, Ltd. partnership of which they have no original cash investment.

          Additionally, Westside Independent Telephone Company, a wholly-owned subsidiary of Breda Telephone Corporation, has a 33.33% ownership interest in Quad County Communications. This entity owns and operates a fiber optic network. Condensed financial data for Quad County Communications is as follows:

                                              2000         1999
                                         ---------    ---------

               Ordinary net loss         $ (38,604)   $ (47,593)
                                         =========    =========

               Current assets            $  10,832    $   5,924
               Non-current assets          368,988      415,109
               Current liabilities           9,846       12,456
               Non-current liabilities           0            0

          The Company's percentage interests in Carroll County Wireless, L.L.C. and Guthrie Group, L.L.C. are 33.33% and 25%, respectively. These companies have been formed to provide PCS services. The operations of these entities are immaterial to the consolidated financial statements.

          The investments in Quad County Communications, Carroll County Wireless, L.L.C. and Guthrie Group, L.L.C. are being accounted for on the equity method. The remaining investments are accounted for on the cost method.

NOTE 4.   INTANGIBLES

          On June 1, 1998, the Company acquired 100% ownership of Westside Independent Telephone Company. The total cost of the acquisition exceeded the fair value of the net assets of Westside Independent Telephone Company by $1,178,472. This excess was recorded as goodwill and is being amortized on the straight-line basis over fifteen years. Amortization expense recorded for both 2000 and 1999 was $78,604. Accumulated amortization as of December 31, 2000 and 1999 was $203,056 and $124,452, respectively.

          Additionally on June 1, 1998, Tele-Services, Ltd., a wholly-owned subsidiary of Breda Telephone Corporation, acquired 100% ownership of Westside Communications, Inc. The total cost of the acquisition exceeded the fair value of the net assets of Westside Communications, Inc. by $157,611. This excess was also recorded as goodwill and is being amortized on the straight-line basis over fifteen years. Amortization expense recorded for both 2000 and 1999 was $10,512. Accumulated amortization as of December 31, 2000 and 1999 was $27,154 and $16,642, respectively.

          During 2000, the Company transferred the PCS licenses, originally purchased for $28,825 and recorded in intangibles, to Carroll County Wireless, L.L.C. The net value transferred amounted to $25,631 and was recorded as a equity contribution to the new entity. No gain or loss was recorded on the transaction.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 5.   PROPERTY AND EQUIPMENT

          Property and equipment includes the following:

                                                            2000         1999
                                                        -----------  -----------
          Telephone Plant in Service :
               Land                                     $    39,008  $    39,008
               Buildings                                    729,372      694,945
               Other general support assets               1,295,196      988,906
               Central office assets                      2,167,819    2,098,570
               Cable and wire facilities                  4,091,520    3,651,397
               Other plant and equipment                    691,000      588,439
                                                        -----------  -----------
                                                          9,013,915    8,061,265
                                                        -----------  -----------

          Cable Television Plant in Service:
               Franchise                                     32,992       32,992
               Land                                           8,586        8,586
               Buildings                                    248,855      237,557
               Towers, antennas and head end equipment    1,500,538    1,473,562
               Cable and wire facilities                  1,567,952    1,558,797
               Other plant and equipment                    189,320      189,320
                                                        -----------  -----------
                                                          3,548,243    3,500,814
                                                        -----------  -----------

          Telemarketing Plant in Service                    281,538      279,817
                                                        -----------  -----------

                        Total property and equipment     12,843,696   11,841,896
                        Less accumulated depreciation     6,825,834    5,862,295
                                                        -----------  -----------
                                                          6,017,862    5,979,601
                        Plant under construction            158,572      360,592
                                                        -----------  -----------
                                                        $ 6,176,434  $ 6,340,193
                                                        ===========  ===========

          Depreciation on depreciable property resulted in composite rates of 8.0% and 8.8% for the years ended December 31, 2000 and 1999, respectively.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 6.   LONG-TERM DEBT

          Long-term debt consists of the following:

                                                    2000           1999
                                                -----------    -----------
          Rural Telephone Finance Cooperative
              7.25% (Variable Rate)             $        --    $   328,864
              7.00% (Variable Rate)                      --        994,264
              6.95% (Variable Rate)                      --      1,353,248
              6.95% (Variable Rate)                      --      2,211,926
              7.35% (Fixed Rate)                  2,157,290      2,268,040
                                                -----------    -----------
                   Total long-term debt           2,157,290      7,156,342
                   Less current portion            (118,300)      (608,412)
                                                -----------    -----------
                                                $ 2,038,990    $ 6,547,930
                                                ===========    ===========

          The annual requirements for principal payments on long-term debt for the next five years are as follows:

                                                 Principal
                                                -----------

                           2001                 $   118,300
                           2002                     126,365
                           2003                     134,981
                           2004                     144,183
                           2005                     154,013

          Substantially all assets of the Company are pledged as security for the long-term debt under certain loan agreements with the Rural Telephone Finance Cooperative (RTFC). These mortgage notes are to be repaid in equal quarterly installments covering principal and interest beginning two to three years after date of issue and expiring by the year 2013.

          The security and loan agreements underlying the RTFC notes contain certain restrictions on distributions to stockholders, investment in, or loans to others, and payment of management fees or an increase in management fees. The Company is restricted from making any distributions, except as might be specifically authorized in writing in advance by the RTFC noteholders, unless minimum net worth exceeds 40% and distributions are limited to certain levels of prior year cash margins. In addition, the Company is required to achieve a debt service coverage ratio of not less than 1.25 and a times interest earned ratio of not less than 1.5.

          The Company has a line of credit with the RTFC for $1,500,000. The approved line of credit is available until December 1, 2005 at a rate of 9.1%. No funds were advanced under the line at December 31, 2000.

          In addition, Prairie Telephone Company, Inc. a wholly-owned subsidiary of Breda Telephone Corporation, has a line of credit with the RTFC for $500,000. This approved line of credit is available until November 30, 2005 at a rate of 9.1%. No funds were advanced under the line at December 31, 2000.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 7.   INCOME TAXES

          Income taxes reflected in the Consolidated Statements of Income consist of the following:

                                                             2000          1999
                                                      -----------   -----------
          Federal income taxes:
               Current tax expense                    $ 1,971,403   $ 2,584,444
               Deferred tax benefit                       (69,350)     (205,564)
               Amortization of investment tax credits      (9,769)       (9,769)
          State income taxes:
               Current tax expense                        669,532       803,538
               Deferred tax benefit                       (23,116)      (64,915)
                                                      -----------   -----------
          Total income tax expense                    $ 2,538,700   $ 3,107,734
                                                      ===========   ===========

          Deferred federal and state tax liabilities and assets reflected in the Consolidated Balance Sheets are summarized as follows:

                                                             2000          1999
                                                      -----------   -----------
          Deferred Tax Liabilities
               Federal                                $   242,951   $   296,855
               State                                       80,983        93,744
                                                      -----------   -----------
                   Total Deferred Tax Liabilities         323,934       390,599
                                                      -----------   -----------

          Deferred Tax Assets
               Federal                                    360,981       346,185
               State                                      120,327       109,322
                                                      -----------   -----------
                   Total Deferred Tax Assets              481,308       455,507
                                                      -----------   -----------

               Net Deferred Tax Asset                 $   157,374   $    64,908
                                                      ===========   ===========

          Current portion                             $        --   $        --
          Long-term portion                               157,374        64,908
                                                      -----------   -----------
               Net Deferred Tax Asset                 $   157,374   $    64,908
                                                      ===========   ===========

          The tax provision differs from the expense that would result from applying the federal statutory rates to income before taxes as the result of state income taxes and the amortization of investment tax credits.

          The following is a reconciliation of the statutory federal income tax rate of 34% to the Company's effective income tax rate:

                                                          2000          1999
                                                      -----------   -----------

          Statutory federal income tax rate           $      34.0%  $      34.0%
          State income taxes, net of federal benefit          5.0           4.1
          Amortization of investment tax credits              (.1)          (.1)
                                                      -----------   -----------
               Effective income tax rate              $      38.9%  $      38.0%
                                                      ===========   ===========

          The  Company  files  a  consolidated   tax  return   including   their
          subsidiaries, Prairie Telephone Company, Inc., Westside Independent Telephone Company and Tele-Services, Ltd.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 8.   OPERATING SEGMENTS INFORMATION

          The Company organizes its business into three reportable segments: local exchange carrier (LEC) services, broadcast services and internet service provider (ISP) services. The LEC services segment provides telephone, data and other services to customers in local exchanges. The broadcast services segment provides cable television services to customers in Iowa and Nebraska. The ISP services provide internet access to customers within the local exchanges and the surrounding areas. The Company also has telemarketing services that do not meet the quantitative threshold for a reportable segment.

          The Company's reportable business segments are strategic business units that offer different products and services. Each reportable segment is managed separately primarily because of different products, services and regulatory environments. LEC segments have been aggregated because of their similar characteristics.

          The segment's accounting policies are the same as those described in the summary of significant accounting policies.

                                     Local                       Internet
                                    Exchange                     Service
                 2000               Carrier      Broadcast       Provider        Other          Total
                 ----             -----------   -----------    -----------    -----------    -----------
          Revenues and sales      $ 4,080,514   $ 1,046,768    $   648,195    $   276,677    $ 6,052,154
          Intersegment income
              and sales                    --            --             --             --             --
          Interest income             439,389        21,120             --             --        460,509
          Interest expense            386,345        36,216             --             --        422,561
          Depreciation and
              amortization            683,574       344,643         60,333         12,472      1,101,022
          Income tax expense
              (benefit)             2,691,227       (72,155)       (56,547)       (23,825)     2,538,700
          Segment profit (loss)     4,156,729      (103,833)       (28,630)       (34,285)     3,989,981
          Segment assets           14,328,128     1,808,935        754,682         80,699     16,972,444
          Expenditures for
              segment assets          515,655        47,429        162,116          1,722        726,922

                 1999
                 ----
          Revenues and sales      $ 3,441,386   $ 1,047,667    $   402,730    $   398,763    $ 5,290,546
          Intersegment income
              and sales                    --            --             --             --             --
          Interest income             458,901        15,063             --             --        473,964
          Interest expense            429,750        73,552             --             --        503,302
          Depreciation and
              amortization            634,664       344,195         26,852          7,253      1,012,964
          Income tax expense
              (benefit)               363,435     2,786,595        (28,280)       (14,016)     3,107,734
          Segment profit (loss)       552,861     4,578,358        (44,297)       (21,073)     5,065,849
          Segment assets           14,346,890     1,845,056        643,728         92,191     16,927,865
          Expenditures for
              segment assets        1,071,365        37,512         93,287         47,250      1,249,414

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 8.   OPERATING SEGMENTS INFORMATION, (Continued)

             Reconciliation of Segment Information          2000           1999
             -------------------------------------      ------------   ------------
          REVENUES:
               Total revenues for reportable segments   $  5,775,477   $  4,891,783
               Other revenues                                276,677        398,763
                                                        ------------   ------------
                   Consolidated Revenues                $  6,052,154   $  5,290,546
                                                        ============   ============

          PROFIT:
               Total profit for reportable segments     $  4,024,266   $  5,086,922
               Other profit (loss)                           (34,285)       (21,073)
                                                        ------------   ------------
                   Net Income                           $  3,989,981   $  5,065,849
                                                        ============   ============

          ASSETS:
               Total assets for reportable segments     $ 16,891,745   $ 16,835,674
               Other assets                                   80,699         92,191
               Elimination of intercompany receivables    (1,317,592)      (247,086)
                                                        ------------   ------------
                   Consolidated assets                  $ 15,654,852   $ 16,680,779
                                                        ============   ============

NOTE 9.   SUPPLEMENTAL CASH FLOW INFORMATION

          Noncash investing and financing activities included $121,030 during the year ended December 31, 2000, relating to plant and equipment additions placed in service during 2000, which are reflected in accounts payable at year end.

          Cash paid for interest, net of amounts capitalized for 2000 and 1999, totaled $422,561 and $476,861, respectively.

          Cash paid for income taxes for 2000 and 1999 totaled $2,435,069 and $3,990,528, respectively.

NOTE 10.  NET INCOME PER COMMON SHARE

          Net income per common share for 2000 and 1999 was computed by dividing the weighted average number of shares of common stock outstanding into the net income. The weighted average number of shares of common stock outstanding for the years ended December 31, 2000 and 1999 were 37,503 and 37,682, respectively.

NOTE 11.  STOCK VALUE ADJUSTMENT

          In May 2000, the board of directors authorized a $31 increase in the stated value of each share of common stock from $149 to $180. There were 37,682 shares outstanding at the time of the value adjustment, which reduced retained earnings by $1,168,142.

          During June 2000, the board of directors authorized an additional $55 increase in the stated value of each share of common stock from $180 to $235. There were 37,682 shares outstanding at the time of the value adjustment, which reduced retained earnings by $2,072,510.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 12.  STOCK RESTRICTIONS

          The Company has one class of common stock. Each stockholder is entitled to one vote regardless of the number of shares owned. Restrictions on the stock include the following:

          o Individuals purchasing new shares of stock must be living within the service areas of the Breda Telephone Corporation and subscribe to its telephone services. In addition, new stockholders are limited to purchasing no more than thirty shares of stock directly from the Breda Telephone Corporation.

          o Stockholders are limited to ownership of not more than one percent of the outstanding shares of stock unless ownership was prior to the restated Articles of Incorporation.

          o Stockholders shall not sell any shares of stock owned unless the Company has been given first right of refusal.

          o In households with multiple individuals, only one person must be deemed the subscriber of Company services.

          o A one-time stock transfer to a family member (spouse, child, grandchild, parent, grandparent, or sibling) is allowed even if such transferee resides outside of the telephone exchange service area and is not a subscriber of the Breda Telephone Corporation's telephone services.

          o    Stock transfers require the consent of the board of directors.

          The Company may adopt bylaws, which may further restrict the transfer or ownership of capital stock of the Company.

NOTE 13.  EMPLOYEE BENEFIT PLAN

          The Company adopted for its employees who have met certain eligibility requirements, a defined benefit retirement and security program sponsored by the National Telephone Cooperative Association (NTCA). The plan calls for the Company to contribute 8.6% of each enrolled employees' annual gross salary. As a condition of participation, each participating employee must also contribute a minimum 3% of their annual gross salary. Contributions made by the Company totaled $84,797 and $80,483 for the years ended December 31, 2000 and 1999, respectively.

NOTE 14.  CONCENTRATIONS OF CREDIT RISK

          The Company grants credit to local telephone service and cable television service customers, all of whom are located in the franchised service areas, internet customers and to telecommunications intrastate and interstate long distance carriers.

          The Company received 42% of its operating revenues from access revenues and assistance provided by the Federal Universal Service Fund. The manner in which access revenues are determined by regulatory bodies and universal service funding is determined for qualifying organizations is currently being modified as a result of the Telecommunications Act of 1996.

          Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, along with both temporary and long-term investments. The Company places its cash, cash equivalents and investments in several financial institutions, which limits the amount of credit exposure in any one financial institution.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 14.  CONCENTRATIONS OF CREDIT RISK, (Continued)

          The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

          Additionally, Pacific Junction Telemarketing Center, Inc. wholly-owned subsidiary of Prairie Telephone Company, Inc., received nearly all of its telemarketing service revenues from one customer during both 2000 and 1999. For the years ended December 31, 2000 and 1999, the telemarketing service revenues from the major customer were $275,177 and $226,243, respectively. At December 31, 2000 and 1999, the amount due from each respective customer, included in accounts receivable on the balance sheet, was $30,890 and $46,305, respectively.

NOTE 15.  DISPOSITION OF CELLULAR AND DBS INVESTMENTS

          On May 12, 2000, the Company sold all of their outstanding shares of Central Iowa Cellular, Inc. (CIC). The Company received cash of $5,108,279, which included the majority of the Company's share of the Tower Net Proceeds. The transaction resulted in a gain of $4,900,959, which was included in operations during the second quarter of 2000. During third quarter 2000, certain events occurred which made final certain terms of the sale resulting in the receipt of $117,755, which was classified as an additional gain on the sale of the cellular investment. In total, the completed transaction amounted to cash received of $5,226,034 and a recorded gain on the sale of $5,018,714.

          On January 11, 1999, the Company sold substantially all of its assets and liabilities related to the Direct Broadcast Satellite (DBS) investment. The Company received cash of $8,038,197 and the transaction resulted in a gain of $7,436,415, which was included in operations during the first quarter of 1999.

                              BREDA TELEPHONE CORP.
                                     BALLOT
                         Annual Meeting of Shareholders
                                  May 16, 2001

This Ballot is provided to you as a shareholder of Breda Telephone Corp. The shares held by you will be voted in accordance with your instructions provided on this Ballot if the Ballot is properly completed and timely submitted. You should complete and date this Ballot and place it in the enclosed envelope marked "Ballot". You should then place the sealed ballot envelope in the other enclosed self-addressed, stamped envelope which has the control number on it. You should return the Ballot so that it will be received at the post office box noted on the control number envelope by 5:00 p.m. on May 15, 2001. You also can, however, deliver the Ballot at the annual meeting. If you return your Ballot and attend the meeting and desire to change your vote from that indicated on your Ballot, you may do so by notifying the Secretary of Breda Telephone Corp. at the commencement of the meeting and you will be provided with another Ballot to complete and deliver to the Secretary of the meeting.

This Ballot is not solicited on behalf of the Board of Directors of Breda Telephone Corp. This Ballot is being transmitted to you by Breda Telephone Corp. in accordance with the Amended and Restated Bylaws of Breda Telephone Corp.

You may vote for no more than two of the nominees for director noted below. If you vote for more than two of the nominees, your vote will not be counted and it will be deemed that you have withheld voting in favor of any nominee. Also, if you do not vote for any of the nominees for director and your Ballot is otherwise properly completed and received, it will be deemed that you have withheld voting in favor of any nominee.

Election of Directors

I hereby vote FOR the following nominees for director. (VOTE FOR NO MORE THAN TWO NOMINEES BY PLACING AN "X" IN THE BOX BY THE NOMINEES YOU ARE VOTING FOR)

          |_|  Rick Anthofer

          |_|  Larry Daniel

          |_|  Charles (Chuck) Thatcher

Ratification of Appointment of Auditors

I hereby vote as follows with respect to the ratification of Kiesling Associates, LLP to act as independent auditors for the Company during 2001:

          |_|  For          |_|  Against          |_|  Abstain

Dated: __________________, 2001.